UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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COLGATE-PALMOLIVE COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2005

Dear Fellow Colgate Stockholder:

       You are cordially invited to attend our Annual Meeting of Stockholders on Wednesday, May 4, 2005, at 10:00 a.m. in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036.

       At the meeting, we will ask you to elect the Board of Directors, to ratify the selection of the independent registered public accounting firm and to approve two stock option plans to replace the existing plans for employees and non-employee directors. In addition, a stockholder proposal will be offered for your consideration. We will also review the progress of the Company during the past year and answer your questions.

       This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information about the Company that you should consider when you vote your shares.

       The Proxy Statement includes a section highlighting the Company's corporate governance standards. The Company and its Board of Directors have a long-standing commitment to good governance, and the Board continuously reviews its governance practices to ensure that they promote shareholder value. In the past year, this ongoing review has resulted in certain enhancements described in this section, including the implementation of an individual director evaluation program. Also, as noted in the governance section on page 6, taking into account the views of stockholders, in March 2005 the Board terminated the Company's Shareholder Rights Plan. We invite you to review this section of the Proxy Statement to learn more about our continuing commitment to excellence in corporate governance.

       It is important that your stock be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered by following the instructions on the enclosed proxy card. You may vote your proxy by telephone, Internet or mail.

Very truly yours,

Reuben Mark Chairman of the Board and Chief Executive Officer	William S. Shanahan President

March 30, 2005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       The 2005 Annual Meeting of Stockholders of Colgate-Palmolive Company will be held in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036, on Wednesday, May 4, 2005, at 10:00 a.m., for the following purposes:

1.	To elect the Board of Directors;
2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2005;
3.	To approve the Colgate-Palmolive Company 2005 Employee Stock Option Plan to replace the 1997 Stock Option Plan;
4.	To approve the Colgate-Palmolive Company 2005 Non-Employee Director Stock Option Plan to replace the Non-Employee Director Stock Option Plan;
5.	To consider a stockholder proposal; and
6.	To consider and act upon such other business as may properly come before the meeting.

       Stockholders of record at the close of business on March 7, 2005 are entitled to vote at the Annual Meeting.

       Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting. You may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, please complete and mail the enclosed proxy card to us in the return envelope, which requires no postage if mailed in the United States. Voting now will not limit your right to change your vote or to attend the meeting.

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary
Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022

PROXY STATEMENT

       Colgate-Palmolive Company (referred to in this Proxy Statement as “we,” “Colgate” or the “Company”) is sending you this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2005 Annual Meeting of Stockholders.

       We are mailing this Proxy Statement, a proxy card and the 2004 Annual Report of the Company to stockholders beginning March 30, 2005. The Annual Report being mailed with the Proxy Statement is not part of the proxy-soliciting material.

VOTING PROCEDURES

Who Can Vote

       The Company has two classes of voting stock outstanding: Common Stock and Series B Convertible Preference Stock. If you were a record owner of either of these classes of stock on March 7, 2005, the record date for voting at the Annual Meeting, then you are entitled to vote at the meeting.

Determining the Number of Votes You Have

       Each share of Common Stock has one vote, and each share of Series B Convertible Preference Stock has eight votes.

How to Vote

       You can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so using the telephone, the Internet or mail. Each of these procedures is more fully explained below. Even if you plan to attend the meeting, the Board of Directors recommends that you vote by proxy.

       Voting by Proxy

       Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. You may vote your proxy by telephone, Internet or mail, each as more fully explained below. In each case, we will vote your shares as you direct. When you vote your proxy, you can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from voting on the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2005, the approval of the Colgate-Palmolive Company 2005 Employee Stock Option Plan (the “2005 Employee Stock Option Plan”), the approval of the Colgate-Palmolive Company 2005 Non-Employee Director Stock Option Plan (the “2005 Director Stock Option Plan”) and the stockholder proposal. If you vote using the telephone or Internet, you will be instructed how to record your vote on each of these proposals.

       If any other matters are properly presented at the Annual Meeting for consideration, the Company's directors named on your proxy card as the Proxy Committee (the “Proxy Committee”) will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting.

•	Vote by Telephone
If you reside in the United States, Canada or Puerto Rico, you can vote your shares by telephone by calling the toll-free number on your proxy card (at no cost to you). Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Time) on Tuesday, May 3, 2005. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you vote by telephone, you do not need to return your proxy card.

•	Vote by Internet
You also can vote your shares via the Internet. The website address for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern Time) on Tuesday, May 3, 2005. As with telephone voting, you will have the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders through individual control numbers. If you vote via the Internet, you may incur costs such as telephone and Internet access fees for which you will be responsible. If you vote via the Internet, you do not need to return your proxy card.
•	Vote by Mail
To vote your shares by mail, complete and return the enclosed proxy card to us before May 4, 2005, the date of the Annual Meeting. If you sign and return the proxy card but do not specify how to vote, we will vote your shares in favor of our nominees for director, the ratification of the selection of the independent registered public accounting firm, the approval of the 2005 Employee Stock Option Plan and the approval of the 2005 Director Stock Option Plan and against the stockholder proposal.

       Voting at the Annual Meeting

       If you wish to vote at the Annual Meeting, written ballots will be available from the ushers at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. Voting by proxy, whether by telephone, Internet or mail, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the meeting, there is no need to vote again at the meeting unless you wish to change your vote.

Revocation of Proxies

       You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can deliver a valid written proxy with a later date or follow the instructions given for changing your vote by telephone or via the Internet; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum

       To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding stock of the Company. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum.

Broker Non-Votes

       A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal.

       Under the rules of the New York Stock Exchange (the “NYSE”), if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is entitled to vote your shares on Proposals 1 and 2 even if the broker does not receive voting instructions from you. The broker is not entitled to vote your shares on Proposals 3, 4 or 5 without your instructions.

Required Vote

       Proposal 1: Election of Directors. The eight nominees for director who receive the most votes of all the votes cast for directors will be elected. This means that if you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee when voting your proxy, your vote will not count for or against the nominee.

       Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal, it will have the same effect as if you voted against it.

       Proposal 3: Approval of the 2005 Employee Stock Option Plan. The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required for the approval of the 2005 Employee Stock Option Plan. If you abstain from voting on this proposal, it will have the same effect as if you voted against it. “Broker non-votes” are not counted as abstentions or votes against this proposal or as shares present and entitled to vote on this matter.

       Proposal 4: Approval of the 2005 Director Stock Option Plan. The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required for the approval of the 2005 Director Stock Option Plan. If you abstain from voting on this proposal, it will have the same effect as if you voted against it. “Broker non-votes” are not counted as abstentions or votes against this proposal or as shares present and entitled to vote on this matter.

       Proposal 5: Stockholder Proposal. For the stockholder proposal, the affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on the proposal, is required for adoption of the proposed resolution. When voting your proxy, the Proxy Committee will vote against this proposal unless you instruct otherwise. If you abstain from voting on the stockholder proposal, it will have the same effect as if you voted against it. “Broker non-votes” are not counted as abstentions or votes against this proposal or as shares present and entitled to vote on this matter.

Confidential Voting

       All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy whether you vote by telephone, Internet or mail. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if proxies are being solicited for a change of control of the Company or if doing so is necessary to meet legal requirements.

Voting by Employees Participating in the Company's Savings and Investment Plan

       If you are a Colgate employee who participates in the Colgate-Palmolive Company Employees Savings and Investment Plan (the “Savings and Investment Plan”), you will receive a proxy card prior to the Annual Meeting. This card will indicate the aggregate number of shares of Series B Convertible Preference Stock and Common Stock credited to your account under the Savings and Investment Plan as of March 7, 2005, the record date for voting at the meeting.

•	You can direct the trustee how to vote the shares by telephone, via the Internet or by returning the proxy card. Instructions for each method are indicated on the proxy card.
•	If you do not indicate your vote to the trustee on time, the trustee will vote your shares in the same proportion as the shares voted by employees who indicate their votes on time.

Voting by Employees Participating in a Stock Ownership Program outside the U.S.

       If you are an employee who participates in one of Colgate's employee stock ownership plans outside the U.S., you will receive separate voting instructions from your local Human Resources Department.

GOVERNANCE OF THE COMPANY

Colgate's Corporate Governance Commitment

       Colgate's Board of Directors believes strongly that good corporate governance accompanies and greatly aids our long-term business success. This success has been the direct result of Colgate's key business strategies, including its focus on core product categories and global brands, people development programs emphasizing “pay for performance” and the highest business standards. Colgate's Board has been at the center of these key strategies, helping to design and implement them, and seeing that they guide the Company's operations.

       The Board believes that the Company has consistently been at the forefront of good corporate governance. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they promote shareholder value. This review has resulted in certain recent enhancements, including the implementation of an individual director evaluation program, which is described below along with other highlights of the Company's corporate governance program. Also noted below, taking into account the views of stockholders, in March 2005 the Board terminated the Shareholder Rights Plan.

Board Independence and Expertise

•	Strict Director Independence Standards. Since 1989, the Board of Directors has been comprised entirely of outside independent directors, with the exception of the Chief Executive Officer (the “CEO”). All members of the Audit Committee, the Nominating and Corporate Governance Committee and the Personnel and Organization Committee are independent directors. The Board believes that an independent director should be free of any relationship with Colgate or its senior management that may in fact or appearance impair the director's ability to make independent judgments or compromise the director's objectivity and loyalty to stockholders. Based on this principle, in 2004 the Board adopted new director independence standards which outline the types of relationships, both personal and professional, between directors and the Company, its senior management and other directors that, if present, would preclude a finding of independence. These standards, which are substantially stricter than those required by the NYSE, guide the Board's annual affirmative determinations of independence. A copy of the standards is contained in Appendix A and is available on the Company's website at www.colgate.com.
•	Executive Sessions/Presiding Director. The independent directors of the Board meet regularly in executive session without the CEO present. The role of presiding director at these sessions is rotated among the independent directors every six months in accordance with an established schedule. The presiding director also serves as a liaison between the independent directors and the CEO and leads discussions with the CEO, to the extent appropriate, of matters discussed during their executive sessions. Elizabeth A. Monrad currently is serving as the presiding director.
•	Audit Committee Independence and Financial Literacy. All members of the Audit Committee are independent directors. The Board has also determined that all members of the Audit Committee are “audit committee financial experts” as that term is defined in the rules of the Securities and Exchange Commission (the “SEC”) and that they meet the independence and financial literacy requirements of the NYSE.
•	Board Experience and Diversity. As its present directors exemplify, Colgate values experience in business, education and public service fields, international experience, educational achievement, strong moral and ethical character and diversity. A copy of Colgate's criteria for Board membership, entitled “Independent Board Candidate Qualifications,” is available on the Company's website at www.colgate.com.

Directors are Stockholders

•	Director Compensation in Stock. On average, 86 percent of a director's compensation is paid in Colgate stock. Board members also receive stock options each year.

•	Significant Levels of Director Stock Ownership. Board members own significant amounts of Company stock. The Board formalized this practice in 2003, adopting stock ownership guidelines for directors and officers of the Company. For more information on director stock ownership, please see the table included in “Stock Ownership of Directors and Executive Officers” on page 16.
•	No Director Pensions. In 1996, the Director Pension Plan was terminated. At the same time, the annual grant of Common Stock under the Stock Plan for Non-Employee Directors was increased to further align the interests of directors with those of stockholders.

Established Policies Guide Governance and Business Integrity

•	Charters for Board Committees. In 2003, the Personnel and Organization Committee, the Finance Committee and the Nominating and Corporate Governance Committee, under the leadership of their respective committee chairs, reviewed their mission statements. First developed in 1992, long before the SEC or the NYSE recommended such action, these mission statements have been updated and are now presented as committee charters. The Board also recently adopted a revised Audit Committee charter reflecting the increased authority and responsibilities of the committee under new corporate governance rules adopted by the SEC and the NYSE. Copies of the committee charters are available on the Company's website at www.colgate.com.
•	Corporate Governance Guidelines. In connection with the 2003 charter updates, the Board also reviewed and revised its “Guidelines on Significant Corporate Governance Issues.” More recent updates reflect the Company's director independence standards, stock ownership guidelines and committee self-evaluation procedures. First formalized in 1996, the Board believes the updated Corporate Governance Guidelines are state-of-the-art. A copy of the guidelines is available on the Company's website at www.colgate.com.
•	Code of Conduct. The Board sponsors the Company's Code of Conduct, which was first issued in 1987, and Business Practices Guidelines, both of which promote the highest ethical standards in all of the Company's business dealings. The Global Business Practices function, headed by an executive officer, oversees compliance with these standards. The Code of Conduct applies to the Company's directors and employees, including the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer, and satisfies the SEC's requirements for a code of ethics for senior financial officers. The Code of Conduct, which is updated periodically, most recently in January 2004, is available on the Company's website at www.colgate.com.
•	Business Integrity Initiatives. The Board supports the Company's efforts to communicate effectively its commitment to ethical business practices. To further this goal, during 2004, executives and key managers throughout the Colgate world certified in writing that they understand and comply with the Code of Conduct and that the people they supervise are also in compliance. Colgate directors also annually certify their compliance with the Code of Conduct.

Board Focused on Key Business Priorities

•	Strategic Role of Board. The Board plays a major role in developing Colgate's business strategy. It reviews the Company's strategic plan and receives detailed briefings throughout the year on critical aspects of its implementation. These include subsidiary performance reviews, product category reviews, presentations regarding R&D initiatives and reports from specific disciplines such as manufacturing and information technology.
•	Succession Planning and People Development. The Board has extensive involvement in this area with special focus on CEO succession. It discusses potential successors to key executives and examines backgrounds, capabilities and appropriate developmental assignments. Regular reviews of professional training programs, benefit programs and career development processes assist the Board in guiding the Company's people development initiatives and efforts to gain a competitive recruitment and retention advantage.

Direct Access to Management

•	Management Participation at Board Meetings. Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand irrespective of seniority. An open and informal environment allows dialogue to develop between directors and management, which often produces new ideas and areas of focus.
•	Direct Access to Management. The Board's direct access to management continues outside the boardroom during frequent discussions with corporate officers, division presidents and other employees, usually without the CEO present. Directors are invited to, and often do, contact senior managers directly with questions and suggestions.

Ensuring Management Accountability

•	Performance-Based Compensation. Colgate has linked the pay of its managers and employees at all levels to the Company's performance. As described in greater detail in the Personnel and Organization Committee Report on Executive Compensation beginning on page 28, the Personnel and Organization Committee adheres to this pay-for-performance philosophy, and stock-based incentives comprise a significant component of senior management's overall compensation.
•	CEO Evaluation Process. The Board's evaluation of the CEO is a formal annual process. The CEO is evaluated against the goals set each year, including both objective measures (such as earnings per share) and subjective criteria reflective of the Company's core values. As part of the overall evaluation process, the Board meets informally with the CEO to give and seek feedback on a regular basis.

Board Practices Promote Effective Oversight

•	Board Size. Designed to maximize board effectiveness, Colgate's By-Laws fix the number of directors between seven and 12. Continuing the Board's practice of being comprised of less than ten directors, eight directors have been nominated for election at the Annual Meeting.
•	Directorship Limits. To devote sufficient time to properly discharge their duties, no director presently serves on more than three other corporate boards.
•	Meeting Attendance. On average, the directors attended 97% of the meetings of the Board and the committees on which they served in 2004.

Continuous Improvement through Evaluation

•	Board Evaluation Process. In 1997, the Board implemented a formal Board evaluation procedure. The Board first evaluates the overall Board performance against certain criteria that the Board has determined are important to its success. These include financial oversight, succession planning, compensation, strategic planning and Board structure and role. The Board then reviews the results of the evaluation and identifies steps to enhance its performance.
•	Board Committee Evaluations. The Board's committees also conduct self-evaluations, examining their overall performance against their committee charters. The results of these evaluations are reviewed with the Board, and further enhancements are agreed for each committee.
•	Individual Director Evaluations. Complementing the Board and committee evaluations, in 2004 the Board, under the leadership of the Nominating and Corporate Governance Committee, developed an individual director evaluation process. Using director effectiveness criteria selected by the Board following a review of external best practices, directors evaluate their peers and the resulting feedback is shared with individual directors by an external facilitator. The process enables the directors to provide valuable feedback to one another and identifies areas of strength and areas of focus for enhanced effectiveness.
•	Termination of Shareholder Rights Plan. In 2002, in response to concerns of interested shareholders, the Board instituted a review every three years by independent directors of the 1998

Shareholder Rights Plan. As part of this ongoing review process and taking into account the views of stockholders, in March 2005 the Board accelerated the 2008 expiration date of the 1998 Shareholder Rights Plan, thereby terminating the plan.

External Recognition for Colgate's Governance Practices

•	High Governance Ratings. In March 2005, Colgate received the highest rating of 10 from GovernanceMetrics International (“GMI”), becoming one of only three U.S. companies to achieve this score in GMI's four most recent ratings cycles. GMI is an independent governance ratings agency, which examines the governance practices of more than 3,200 companies worldwide. Colgate is also among the high rated companies by Institutional Shareholder Services (“ISS”), a provider of proxy voting and corporate governance services. ISS evaluates the corporate governance structures and policies of nearly 7,500 companies worldwide.
•	Wharton/Spencer Stuart Award. In 2001, Colgate's Board of Directors was selected by the Wharton School of the University of Pennsylvania and Spencer Stuart to receive their fifth annual “Board Excellence” Award for demonstrated leadership in the area of corporate governance.
•	Business Week Top 10 Boards. On three occasions, most recently in October 2002, the Board has been ranked among the top 10 boards in the U.S. by Business Week. In each case, Colgate was chosen from a group of more than 200 public companies based on Business Week's surveys of institutional investors and leading corporate governance experts.
•	Corporate Board Member “Champion Board”. In September 2002, the Board was named one of five “Champion Boards” by Corporate Board Member. Colgate was chosen by a group of securities analysts, competitors and academics who cited the open interaction among directors and between the Board and management.

The Board of Directors

       The Board of Directors oversees the business, assets, affairs, performance and financial integrity of the Company. In accordance with the Company's long-standing practice, the Board of Directors is independent, consisting of a substantial majority of outside directors. Currently, the Board has eight directors, with seven independent directors and one employee director, Reuben Mark, who is the Chief Executive Officer of the Company.

       The Board of Directors met eleven times during 2004. On average, the directors attended 97% of the meetings of the Board and the committees on which they served in 2004. No director attended less than 83% of these meetings. During 2004, the independent directors met regularly in executive session without Mr. Mark present.

       The independence standards adopted by the Board are stricter than those mandated by the NYSE. The Board of Directors has made an affirmative determination, based on these standards, that each non-employee director is independent. A copy of these standards is contained in Appendix A.

       The name, age, principal occupation and length of service of each director nominee, together with certain other biographical information, are set forth below. All nominees have been directors since last year's annual meeting. Carlos M. Gutierrez is not a director nominee, having resigned from the Board of Directors in January 2005 upon his confirmation as Secretary of the United States Department of Commerce.

Reuben Mark, 66	Chairman and Chief Executive Officer of the Company. Mr. Mark joined the Company in 1963 and has held a series of significant positions in the United States and abroad. He was appointed Vice President and General Manager of the Household Products Division in 1975. From March 1979 to March 1981, he was Group Vice President of domestic operations. In March 1981, he was elected Executive Vice President and became President and a director of the Company on March 1, 1983. Mr. Mark was elected Chief Executive Officer in May 1984 and Chairman in May 1986. Mr. Mark is also a director of Pearson plc, Time Warner Inc. and Cabela's Incorporated.
Director since 1983

Jill K. Conway, 70	Visiting Scholar, Program in Science, Technology and Society, Massachusetts Institute of Technology since 1985. Mrs. Conway was President of Smith College from 1975 to 1985. She was Vice President, Internal Affairs, University of Toronto, from 1973 to 1975 and a member of its graduate faculty from 1971 to 1975. She has served as a member of the Harvard University Board of Overseers and The Conference Board and as a trustee of Hampshire College, Northfield Mt. Hermon School and The Clarke School for the Deaf. Mrs. Conway is a director of Merrill Lynch & Co., Inc. and Nike, Inc. and the former Chairman of Lend Lease Corporation. She is also a trustee of the Boston Museum Project and the John F. Kennedy Library Foundation.
Director since 1984

Ronald E. Ferguson, 63	Consultant to General Re Corporation since 2002. Mr. Ferguson served as Chairman of General Re Corporation from 1987 until his retirement in 2002 and Chief Executive Officer from 1987 until 2001. Prior to joining General Re in 1969, Mr. Ferguson worked for the Kemper Insurance Group from 1965 to 1969 and served with the U.S. Public Health Service from 1966 to 1968. Mr. Ferguson is a director of Kolnische Ruckversicherungs Gesellschaft AG (Cologne Re) and The Hartford Financial Services Group, Inc. He is a Fellow of the Casualty Actuarial Society and the American Academy of Actuaries.
Director since 1987

Ellen M. Hancock, 61	Former Chairman and Chief Executive Officer of Exodus Communications, Inc., a computer network and Internet systems company, March 1998 to September 2001. From July 1996 to July 1997, Mrs. Hancock was Executive Vice President, Research and Development, Chief Technology Officer of Apple Computer Inc. She previously was Executive Vice President and Chief Operating Officer, National Semiconductor. Prior to joining National Semiconductor in 1995, she was Senior Vice President and Group Executive at IBM. Mrs. Hancock is a director of Aetna, Electronic Data Systems Corporation and WatchGuard Technologies, Inc. She is also a trustee of Marist College and Santa Clara University and a director of the Pacific Council of International Policy.
Director since 1988

David W. Johnson, 72	Chairman Emeritus of Campbell Soup Company. Mr. Johnson began his business career as a management trainee at Colgate Australia in 1959 and after a series of promotions became General Manager of Colgate's South African subsidiary in 1967. From 1972 to 1982, Mr. Johnson held several senior positions with Warner-Lambert. In 1982, Mr. Johnson became President and Chief Executive Officer of Entenmann's, Inc. From 1987 to 1989, he variously served as Chairman, Chief Executive Officer and President of Gerber Products Company. Mr. Johnson was Chairman of Campbell Soup Company from 1993 to 1999 and its President and Chief Executive Officer from January 1990 to July 1997 and also from March 2000 to January 2001. Mr. Johnson serves on the Council for the University of Chicago's Graduate School of Business.
Director since 1991

Richard J. Kogan, 63	Retired as President and Chief Executive Officer of Schering-Plough Corporation in April 2003. Mr. Kogan was also Chairman of Schering- Plough Corporation from 1998 until 2002. He joined Schering-Plough as Executive Vice President, Pharmaceutical Operations in 1982 and became President and Chief Operating Officer in 1986 and President and Chief Executive Officer in 1996. Mr. Kogan currently is a principal of the KOGAN Group LLC, which provides consulting services to senior management at companies in the pharmaceutical and other industries. Mr. Kogan is also a director of The Bank of New York Company. He serves on the boards of St. Barnabas Corporation & Medical Center and New York University, and is a member of the Council on Foreign Relations.
Director since 1996

Delano E. Lewis, 66	Former U.S. Ambassador to South Africa, December 1999 to July 2001. Mr. Lewis served as the Chief Executive Officer and President of National Public Radio from 1994 to 1998. From 1988 through 1993, Mr. Lewis was the President and Chief Executive Officer of Chesapeake & Potomac Telephone Company, which he joined in 1973. Mr. Lewis has also served on the Peace Corps staff in Africa and on the staff of the United States Equal Employment Opportunity Commission and the United States Department of Justice. Mr. Lewis is also a director of Eastman Kodak Company.
Director from 1991 to 1999 and since 2001

Elizabeth A. Monrad, 50	Executive Vice President and Chief Financial Officer of TIAA-CREF since July 2003. Previously, Ms. Monrad was the Chief Financial Officer of General Re Corporation and a member of its Board of Directors and Executive Committee. Prior to joining General Re in 1992, she was an audit partner with Coopers & Lybrand in Boston. Ms. Monrad has served as a member of the Financial Institutions Expert Panel of the American Institute of Certified Public Accountants and as Chairman of the Accounting Committee of the Reinsurance Association of America. She is a member of the Standing Advisory Group of the Public Company Accounting Oversight Board and serves on the Dean's Advisory Council of the MIT Sloan School of Management.
Director since 2004

Other Information Regarding Directors

       In the ordinary course of business, General Re Corporation, its subsidiaries and its parent company, Berkshire Hathaway, Inc., make portfolio investments and may from time to time hold securities of the Company. Mr. Ferguson, a consultant to and the former Chairman and Chief Executive Officer of General Re Corporation, disclaims any beneficial ownership of these securities. In the ordinary course of business, the TIAA-CREF group of companies and funds may from time to time hold securities of the Company. Ms. Monrad, the Chief Financial Officer of TIAA-CREF, disclaims any beneficial ownership of these securities. Mrs. Hancock resigned as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. on September 4, 2001. Exodus filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on September 26, 2001. On September 9, 2003, Mr. Kogan and Schering-Plough Corporation, of which Mr. Kogan is the former Chairman and CEO, entered into a settlement with the SEC to resolve issues arising from the SEC's inquiry into certain meetings by the company with investors. Without admitting or denying any allegations of the SEC, Mr. Kogan agreed in connection with the settlement not to commit any future violations of Regulation FD and related securities laws.

Communications to the Board of Directors

       Stockholders and other interested parties are encouraged to communicate directly with the Company's independent directors by sending an e-mail to directors@colpal.com or by writing to Directors, c/o Office of the General Counsel, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, NY 10022-7499. Stockholders and other interested parties may also communicate with individual independent directors and committee chairs by writing to them at the above mailing address, in care of the Office of the General Counsel.

       Under procedures established by the Company's independent directors, each letter and e-mail sent in accordance with the above instructions is reviewed by the Legal Department and, unless such communications fall within one of the categories listed below, distributed to all of the independent directors or to individual directors, as appropriate, with copies to the Office of the Chairman. The directors also receive a quarterly report that summarizes all director communications received during the most recent quarter.

       The types of communications that are not forwarded to the independent directors are as follows:

•	Job inquiries
•	Surveys and other requests for information about Colgate
•	Offers of goods and services
•	Requests for donations and sponsorships
•	Product ideas

       Concerns and questions relating to accounting, internal accounting controls, financial policy, risk management or auditing matters are immediately brought to the attention of the Audit Committee chair and handled in accordance with the procedures established by the Audit Committee. Under these procedures, the Company's Global Business Practices function, in conjunction with the Company's Internal Audit and Corporate Legal departments, addresses these concerns in accordance with the directions of the Audit Committee chair. The Audit Committee chair approves recommendations regarding the handling of each matter, oversees any investigations and approves the disposition of each matter. In the Audit Committee chair's discretion, he or she may engage outside counsel and other independent advisors.

       Concerns relating to accounting, internal accounting controls, financial policy, risk management or auditing matters may also be reported to the Global Business Practices function through its telephone, facsimile and e-mail hotline as follows: 24-hour Hotline: (800) 778-6080 (toll free from United States, Canada and Puerto Rico) or (212) 310-2330 (collect from all other locations); facsimile number: (212) 310-2371; and e-mail: business_practices@colpal.com.

       Colgate policy prohibits the Company from retaliating against any individual who provides information to the directors. Concerns may be submitted to the directors on an anonymous basis through their postal address or through the 24-hour hotline numbers maintained by Global Business Practices. If requested, Colgate will endeavor to keep information submitted confidential, subject to the need to conduct an effective investigation and take appropriate action.

Director Attendance at Annual Meetings

       It is the Company's policy that all members of the Board of Directors should attend the Company's Annual Meeting of Stockholders, unless extraordinary circumstances prevent a director's attendance. All of the Company's directors attended the 2004 Annual Meeting of Stockholders.

Committees of the Board of Directors

       The Board of Directors has four standing committees: the Audit Committee, the Finance Committee, the Nominating and Corporate Governance Committee and the Personnel and Organization Committee (the “P&O Committee”). The members and a summary of the responsibilities of these committees are set forth below. The committee charters are available on the Company's website at www.colgate.com.

Committee Membership (* indicates Chair and ** indicates Deputy Chair, if applicable)

Audit Committee	Finance Committee	Nominating and Corporate Governance Committee	P&O Committee
Jill K. Conway Ronald E. Ferguson* Ellen M. Hancock Elizabeth A. Monrad**	Ronald E. Ferguson Richard J. Kogan Reuben Mark Elizabeth A. Monrad*	Jill K. Conway Ellen M. Hancock David W. Johnson* Delano E. Lewis**	Jill K. Conway* Ronald E. Ferguson Ellen M. Hancock David W. Johnson Richard J. Kogan** Delano E. Lewis

Audit Committee

       The Audit Committee assists the Board of Directors in its oversight of management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal controls system. It also appoints the Company's independent registered public accounting firm, subject to ratification by stockholders, and oversees the activities of the Company's Internal Audit function and the Global Business Practices function. All members of the Audit Committee are independent directors. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the listing standards of the NYSE and Colgate's own, stricter, director independence standards.

       The Audit Committee met five times during 2004 and, in addition, members of the Committee also reviewed and participated in discussions regarding each quarterly earnings press release prior to its announcement. To ensure independence, the Audit Committee also met separately on four occasions with the Company's independent registered public accounting firm, internal auditor and other members of management.

Finance Committee

       The Finance Committee oversees the financial policies and practices of the Company, reviews the budgets of the Company and makes recommendations to the Board on financial and strategic matters. It also oversees the Company's finance, treasury and related functions. The Finance Committee met five times during 2004. With the exception of Mr. Mark, all members of the Finance Committee are independent directors.

Nominating and Corporate Governance Committee

       The Nominating and Corporate Governance Committee recommends nominees for the Board of Directors and develops and implements formal Board self-evaluation procedures. It also makes recommendations to the Board regarding Board and committee structure, corporate governance and director compensation. The Nominating and Corporate Governance Committee met three times during 2004. All members of the Nominating and Corporate Governance Committee are independent directors.

Personnel and Organization Committee

       The P&O Committee oversees the organizational, personnel, compensation and benefits policies and practices of the Company. It reviews the compensation of executive officers and recommends to the independent directors the compensation of the CEO. It also administers the stock option plans of the Company, the Executive Incentive Compensation Plan and the Executive Severance Plan and oversees the Company's charitable giving and other social responsibility programs. The P&O Committee met five times during 2004. All members of the P&O Committee are independent directors.

Nominating and Corporate Governance Committee Report

       The Nominating and Corporate Governance Committee recommends nominees for the Board of Directors, among other responsibilities. A copy of the charter of the Nominating and Corporate Governance Committee, which describes this and other responsibilities of the committee, is available on the Company's website at www.colgate.com. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence for nominating committee members is defined in the NYSE listing standards and in Colgate's own, stricter, director independence standards.

       The Board selects new director candidates based on the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies, screens and recruits potential candidates for membership on the Board of Directors, taking into account the needs of the Company and the Board at the time. The Company has engaged an international executive search firm to assist the Nominating and Corporate Governance Committee in identifying and evaluating potential director nominees.

       On the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted a written statement of the criteria for Board membership, that is used by the committee in evaluating individual director candidates. This statement outlines the qualities needed for Board membership, including experience in business, education and public service fields, international experience, educational achievement, strong moral and ethical character and diversity. In addition, prospective directors must satisfy the Company's director independence standards and be willing and able to devote sufficient time to discharge their duties. A copy of Colgate's criteria for Board membership, entitled “Independent Board Candidate Qualifications,” is available on the Company's website at www.colgate.com.

       The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and others if such candidates meet Colgate's criteria for Board membership, evaluating them in the same manner in which the committee evaluates other candidates. Such recommendations should be made in writing to the Nominating and Corporate Governance Committee or the Company's Secretary and should include a description of the qualifications of the proposed candidate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder in accordance with the information and timely notice requirements of the Company's By-Laws relating to stockholder nominations as described in “Other Information—Nominations for Director” on page 45 below. The Nominating and Corporate Governance Committee approved eight director nominees for inclusion on the Company's proxy card for the 2005 Annual Meeting, all of whom are standing for re-election.

Audit Committee Report

       The Audit Committee is comprised of four independent directors. The Board of Directors has determined that it would be desirable for all Audit Committee members to be “audit committee financial experts” as that term is defined by the SEC. The Board has conducted an inquiry into the qualifications and experience of each member of the Audit Committee, and has determined that they each meet the SEC's criteria for audit committee financial experts.

       The Audit Committee assists the Board of Directors in its oversight of the Company's financial statements and reporting processes. A copy of the charter of the Audit Committee, which describes this and other responsibilities of the committee and was most recently updated in March 2005, is available on the Company's website at www.colgate.com. Management has the direct and primary responsibility for the financial statements and the reporting processes, including establishing and maintaining adequate internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is also responsible for auditing the Company's internal control over financial reporting and management's assessment thereof.

       The Audit Committee appointed PricewaterhouseCoopers LLP to audit the Company's financial statements and the effectiveness of the related systems of internal control over financial reporting for the year ended 2004. The Audit Committee met five times in 2004 and, in addition, members of the committee also reviewed and participated in discussions regarding the Company's quarterly earnings press releases. All directors have an open invitation to attend and participate in all Audit Committee meetings and deliberations. Typically, the other directors do attend and participate in each Audit Committee meeting.

       The Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accounting firm together and separately. These discussions and reviews included the reasonableness of significant judgments, significant accounting policies (including critical accounting policies), the auditors' assessment of the quality, not just acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm their independence from management and the Company. The Audit Committee also met with management and the independent registered public accounting firm together and separately to discuss matters related to the design and operating effectiveness of the Company's internal control over financial reporting.

       Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be accepted and included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the SEC.

       The foregoing report has been submitted by the members of the Audit Committee: Ronald E. Ferguson (Chair), Elizabeth A. Monrad (Deputy Chair), Jill K. Conway and Ellen M. Hancock.

Compensation of Directors

       In 2004, each independent director (that is, all directors except Mr. Mark) received the following compensation:

Annual Fee	2,600 shares of Common Stock
Meeting Fees	$1,000 for each Board or committee meeting attended
Committee Chairperson Fees	$3,000 for the chair of each committee $1,500 for the deputy chair of each committee
Stock Option Grant	Options to purchase 4,000 shares of Common Stock*
Expenses and Benefits	Reimbursement of travel and related expenses incurred in attending meetings; life and travel/accident insurance; and Matching Gifts Program to schools and other qualified organizations

       Mr. Mark does not receive any compensation or fees for serving on the Board of Directors or any Board committee.

*	The Non-Employee Director Stock Option Plan approved by stockholders in 1994 expired on December 31, 2004. A replacement plan, the 2005 Non-Employee Director Stock Option Plan, is being recommended to stockholders for approval at the Annual Meeting. Like the previous plan, the proposed new plan provides for an annual grant of 4,000 stock options to each non-employee director. For additional information on the proposed plan, please see pages 40-42.

Deferral of Fees

       Pursuant to the Stock Plan for Non-Employee Directors (the “Director Stock Plan”), directors may elect to defer all or a part of their annual stock compensation. Deferred stock compensation is credited to a stock unit account, the value of which reflects changes in the market price of the Common Stock and dividends paid. No interest is paid on deferred balances. The directors also may elect to receive cash in lieu of up to 25% of the shares of Common Stock granted and not deferred under the Director Stock Plan solely for the purpose of satisfying related tax obligations.

       Directors may also elect to defer all or a part of their cash compensation for committee chairperson and meeting fees under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors. As with the Director Stock Plan, deferred fees are credited to a stock unit account, the value of which reflects changes in the market price of the Common Stock and dividends paid. No interest is paid on deferred balances. Under both plans, distributions are made in shares of Common Stock in annual installments or by lump sum on the date chosen by the director.

       The table included in “Stock Ownership of Directors and Executive Officers” on page 16 includes information concerning directors who have elected to defer their fees.

Election to Purchase Stock

       Directors may elect to purchase Common Stock with all or a portion of their cash compensation for committee chairperson and meeting fees. Shares of Common Stock that represent committee chairperson fees are purchased at the beginning of the year, and shares that represent meeting fees are purchased after the end of the year. In both cases, directors purchase shares on the third business day following the announcement of the Company's annual earnings. In 2004, Mrs. Hancock and Ms. Monrad purchased 374 and 19 shares of Common Stock, respectively, using this procedure.

STOCK OWNERSHIP

       At the close of business on March 7, 2005, there were 524,224,546 shares of Common Stock and 4,116,230 shares of Series B Convertible Preference Stock outstanding and entitled to vote.

Stock Ownership of Directors and Executive Officers

       Directors and executive officers of the Company own significant amounts of Company stock. Under the Company's stock ownership guidelines, independent directors are required to own stock or stock units equal in value to at least five times their annual fee and executive officers of the Company are required to own stock equal in value to at least two to five times their salary, depending on their grade level.

       The following table shows the beneficial ownership of Common Stock and Series B Convertible Preference Stock of each director, each of the Named Officers appearing in the Summary Compensation Table on page 21 and the directors and executive officers (including the Named Officers) as a group. “Beneficial ownership” as used here means more than “ownership” as that term is commonly used. For example, a person “beneficially” owns Colgate stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the exercise of a stock option.

	Common Stock
	Amount and Nature of Beneficial Ownership[1,2]			Series B Convertible Preference Stock (ESOP)

Name of Beneficial Owner	Directly Owned[3]	Exercisable Options[4]	Common Stock Units[5]	Amount and Nature of Beneficial Ownership[2,6]

Reuben Mark	5,664,469	5,200,000	—	5,428

William S. Shanahan[7]	50,752	1,938,114	—	4,367

Ian M. Cook	96,324	456,112	—	2,887

Javier G. Teruel	212,727	513,016	—	2,632

Lois D. Juliber	415,551	796,013	—	2,563

Jill K. Conway[8]	10,444	25,467	22,507	—

Ronald E. Ferguson[9]	60,293	28,277	47,753	—

Ellen M. Hancock[10]	27,026	20,464	28,506	—

David W. Johnson	47,704	27,999	6,713	—

Richard J. Kogan	28,312	31,999	—	—

Delano E. Lewis	6,351	11,999	6,694	—

Elizabeth A. Monrad[11]	7,751	1,333	—	—

All directors and executive officers as a group (27 persons)	7,763,611	11,732,007	112,173	44,163

[1]	Information about Common Stock holdings is as of March 7, 2005. Unless stated otherwise in these footnotes, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.
[2]	Each person named in the table beneficially owns less than 1% of the outstanding Common Stock and Series B Convertible Preference Stock, except for Mr. Mark, who beneficially owns 2.05% of the outstanding Common Stock. The directors and executive officers as a group beneficially own 3.64% of the outstanding Common Stock and 1.07% of the outstanding Series B Convertible Preference Stock.

(Footnotes continue on the following page.)

[3]	Includes shares of restricted stock that were outstanding as of December 31, 2004 and that vested on March 1, 2005.
[4]	As of March 7, 2005, the record date for the Annual Meeting, a total of 40,400,708 options were outstanding under the Company's stock option plans and 1,515,036 shares were available for future grants.
[5]	Includes Common Stock units credited to one or more of the following accounts: (i) a deferred account under the Director Stock Plan; (ii) a deferred account under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors; and (iii) an account representing the accrued value under the Pension Plan for Outside Directors that was terminated as of December 31, 1996. In each case, the holder of Common Stock units has no voting or investment power over such units.
[6]	Information about holdings of Series B Convertible Preference Stock is as of March 7, 2005. The Company issues Series B Convertible Preference Stock to a trustee acting on behalf of the Company's Savings and Investment Plan. Employees who participate in this plan, including the Named Officers appearing in the table above, have voting power over such shares, subject to the right of the plan trustee to vote shares if a participant fails to do so. Participants have no investment power over such shares until they are distributed or diversified at the participant's election in accordance with the terms of the plan.
[7]	Mr. Shanahan's holdings include 1,111 shares owned by the Shanahan Family Foundation, as to which he disclaims beneficial ownership.
[8]	Mrs. Conway's holdings are owned by the Jill K. Conway Trust.
[9]	Mr. Ferguson's holdings include 9,600 shares of Common Stock owned by the Ferguson Family Foundation, as to which he disclaims beneficial ownership, 12,609 shares owned jointly with his spouse and 27,255 shares held through a grantor retained annuity trust.
[10]	Mrs. Hancock's holdings include 800 shares of Common Stock owned jointly with her spouse.
[11]	Ms. Monrad's holdings include 250 shares of Common Stock owned by her children. Ms. Monrad's holdings do not include 500 shares of Common Stock owned by her spouse, as to which she disclaims beneficial ownership. As a new director, Ms. Monrad has five years from the time she was first elected to meet the Company's stock ownership guidelines.

Stock Ownership of Certain Beneficial Owners

       The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned as of December 31, 2004	Percent of Common Stock Outstanding as of December 31, 2004

LaSalle Bank National Association (as trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust)[1] 135 South LaSalle Street Chicago, IL 60603	35,831,719[2]	6.4%[3]

FMR Corp. 82 Devonshire Street Boston, MA 02109	34,494,433[4]	6.5%

[1]	LaSalle Bank National Association (the “Trustee”) is the trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust (the “Trust”).
[2]	On a Schedule 13G/A dated February 14, 2005 filed with the SEC jointly by the Trustee and the Colgate-Palmolive Employee Stock Ownership Plan (the “ESOP”), the Trustee reported that, as of December 31, 2004, it beneficially owned 35,831,719 shares of Common Stock as follows:
•	1,569,133 shares of Common Stock were held by the Trust;
•	33,721,968 shares of Common Stock were issuable upon the conversion of the Company's Series B Convertible Preference Stock, held by the Trust. (The Trust holds 4,215,246 shares of Series B Convertible Preference Stock, each of which is convertible into eight shares of Common Stock, 1,687,672 shares of which have been allocated to accounts of participants in the ESOP and 2,527,574 shares of which were unallocated); and
•	540,618 shares of Common Stock held in a fiduciary capacity for the benefit of third parties unrelated to the ESOP.
None of the interests of those third parties relates to more than five percent of the Company's outstanding Common Stock. For information regarding the voting of shares allocated to ESOP Participants, please see “Voting Procedures—Voting by Employees Participating in the Company's Savings and Investment Plan” on page 3. The Trustee will vote unallocated shares in the same proportion in which allocated shares are voted.
[3]	In its Schedule 13G/A, the Trustee did not indicate the basis for its calculation. The Company had 526,625,058 shares of Common Stock outstanding at December 31, 2004. On that basis, the Trustee would have been the beneficial owner of 6.8% of the outstanding shares.
[4]	According to a Schedule 13G/A, dated February 14, 2005, filed with the SEC jointly by FMR Corp., Edward C. Johnson 3d, the Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., as of December 31, 2004: (i) Fidelity Management and Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 31,944,309 shares of Common Stock in its capacity as investment adviser to various registered investment companies (the “Fidelity Funds”) (the power to vote such shares resides solely with the trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp., through its control of Fidelity, and the Fidelity Funds); (ii) Fidelity Management Trust Company (“Fidelity Management”), a bank that is wholly-owned by FMR Corp., was the beneficial owner of 1,660,778 shares of Common Stock (the power to dispose of such shares, and the power to vote 1,519,078 of such shares, resides with Mr. Johnson and FMR Corp., through its control of Fidelity Management); (iii) Strategic Advisers, Inc., an investment adviser that is wholly-owned by FMR Corp., was the beneficial owner of 185,286 shares of Common Stock; (iv) Mr. Johnson was the beneficial owner of 64,500 shares, over which he had sole voting and dispositive power; and (v) Fidelity International Limited, an investment advisor of which Mr. Johnson is chairman, but which is managed independently from FMR Corp., was the beneficial owner of 639,560 shares of Common Stock.

Compliance with Section 16(a) Beneficial Ownership Reporting

       Section 16(a) of the Exchange Act requires the Company's directors and executive officers and any persons owning more than 10% of a class of the Company's stock to file reports with the SEC and the NYSE regarding their ownership of the Company's stock and any changes in such ownership. The Company undertakes to file such reports on behalf of its directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Based on the Company's review of copies of these reports and officer and director certifications, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers were complied with during 2004, except that, due to administrative errors: (i) an amended Form 3 was filed in December 2003 on behalf of Philip A. Berry, Vice President, Workplace Initiatives, reporting 1,733 shares held in a dividend reinvestment account; (ii) a Form 4 was filed on May 26, 2004 on behalf of Howard B. Wentz, a former director of the Company who retired from the Board in May 2004, reporting five shares of Common Stock he received as a committee chairperson fee on May 7, 2004 and (iii) a Form 4 was filed on behalf of Mr. Mark on November 22, 2004 reporting his purchase of 22 shares of Common Stock on October 25, 2004 in connection with a gift to a family member.

STOCK PRICE PERFORMANCE GRAPHS

       The graphs shown on this page compare cumulative total stockholder returns on the Common Stock against the S&P Composite-500 Stock Index and a peer company index for a ten-year period and a five-year period each ending December 31, 2004.

       The companies included in the peer company index are consumer products companies that have both domestic and international businesses. These companies are: Avon Products, Inc., The Clorox Company, The Gillette Company, Kimberly-Clark Corporation, The Procter & Gamble Company and Unilever (N.V. and plc). The Comparison Group discussed in the P&O Committee Report on Executive Compensation, which appears later in this Proxy Statement, includes other industrial companies and consumer products companies for reasons discussed in the report.

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EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table shows the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Officers”) for 2004, 2003 and 2002.

					Long-Term Compensation

Annual Compensation					Awards				Payouts

(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)	(i)

Name and Principal Position	Year	Salary($)	Bonus($)[1]	Other Annual Compen- sation($)[2]	Restricted Stock Awards ($)[3]		Securities Underlying Options(#)[4]		LTIP Payouts($)	All Other Compen- sation($)[5]
Reuben Mark	2004	1,727,250	1,512,736	—	13,105,903	[6]	—		—	302,776
Chairman of the Board and	2003	1,657,000	3,393,120	—	5,037,459		—[7]		—	308,323
Chief Executive Officer	2002	1,572,975	3,299,861	—	5,742,944		—[7]		—	287,558
William S. Shanahan	2004	1,532,500	1,341,053	—	2,213,415		270,000		—	270,682
President	2003	1,449,500	2,984,897	—	924,077		405,527		—	271,818
	2002	1,342,475	2,816,861	—	1,211,596		445,979		—	254,230
Ian M. Cook	2004	763,167	515,668	—	940,771		100,000		—	170,804
Chief Operating Officer	2003	717,417	1,027,313	—	509,948		90,000		—	159,491
	2002	675,475	997,361	—	546,032		95,000		—	142,493
Javier G. Teruel	2004	751,667	433,968	—	880,578		93,000		—	170,941
Vice Chairman	2003	717,417	1,027,313	—	509,948		90,000		—	160,979
	2002	685,475	997,361	—	546,032		95,000		—	142,747
Lois D. Juliber[8]	2004	749,833	431,171	—	839,955	[9]	90,000	[9]	—	764,531 [10]
Vice Chairman	2003	729,750	1,027,313	—	465,552	[9]	90,000	[9]	—	167,501
	2002	697,142	997,361	—	1,414,852	[9]	175,000	[9]	—	162,125
[1]	This column includes bonuses earned for the years indicated, paid during the following year, consistent with past practice.
[2]	None of the Named Officers received perquisites or other personal benefits in an amount large enough to require reporting in this column, nor did any of them receive any other compensation required to be reported in this column.
[3]	This column includes the following types of restricted stock awards: (i) awards under the Long-Term Global Growth Program (the “LTGG Program”); (ii) awards under the Restricted Stock Award Program adopted in 2004 to complement the Company's stock option program (the “RSA Program”); and (iii) recognition and retention awards. Awards under the LTGG Program for a particular year are made on or before March 15th of the following year based on pre-established performance criteria measured over a multi-year period. Awards under the RSA Program for a particular year are made in September of such year at the same time annual stock option grants are made. Recognition and retention awards are made from time to time to recognize outstanding contributions and/or to ensure the retention of key executives. Restricted stock awards generally vest over a minimum period of three years. Dividend equivalents accrue on the restricted stock during the vesting period. See pages 30 to 33 of the P&O Committee Report for a full description of these programs, including procedures and performance criteria and other factors used in making awards.
The value of the shares of restricted stock awarded to the Named Officers under these programs for 2004, the aggregate of which is shown in column (f), is as follows:
Named Officer	LTGG Program Awards	RSA Program Awards	Recognition and Retention Awards
Reuben Mark	$2,945,403	—	$10,160,500
William S. Shanahan	$586,815	$1,626,600	—
Ian M. Cook	$336,911	$572,292	$31,568
Javier G. Teruel	$297,755	$551,255	$31,568
Lois D. Juliber	$297,755	$542,200	—

       (Footnotes continue on the following page.)

Awards to the Named Officers under the LTGG Program for 2004 were down an average of 34% from the prior year. For additional information regarding the restricted stock awards made to Mr. Mark for 2004, see footnote 6 below on this page.
As mentioned above and as described in more detail in the P&O Committee Report on page 30, the RSA Program was approved in 2004 to complement the Company's stock option program, following a 10% reduction in stock option awards beginning in 2003. Accordingly, 2004 awards under the RSA Program shown above include one award based on 2004 guidelines and one award reflecting the reduced stock option awards in 2003.
As of December 31, 2004, the Named Officers as a group held an aggregate of 762,410 shares of restricted stock from prior year grants, with a value of $39,004,895 based on the closing market price of the Common Stock on December 31, 2004. As of March 7, 2005, the record date for the Annual Meeting, all employees as a group, including the Named Officers, held an aggregate of 1,926,834 shares of restricted stock.
The number and value of the shares of restricted stock held by the Named Officers at December 31, 2004, are as follows:
Named Officer	Number of Shares	Value ($)
Reuben Mark	499,801	$25,569,819
William S. Shanahan	88,623	$4,533,953
Ian M. Cook	48,778	$2,495,482
Javier G. Teruel	62,578	$3,201,490
Lois D. Juliber	62,630	$3,204,151

[4]	The amounts shown for Mr. Shanahan in column (g) include 135,527 and 145,979 reload options granted pursuant to the Accelerated Ownership Feature of the 1997 Stock Option Plan for 2003 and 2002, respectively. This feature, which was discontinued in 2003, promoted increased employee share ownership by encouraging the early exercise of options and the retention of shares.
[5]	Except as noted in footnote 10 below and except for the Supplemental Savings & Investment Plan Company Match, amounts shown in All Other Compensation, column (i), and detailed in this footnote are paid pursuant to programs available to all U.S. employees. The dollar amount paid under each such program to the Named Officers in 2004 was as follows:
Named Officer	Savings & Investment Plan Company Match	Retiree Insurance Account	Success Sharing Account	Supplemental Savings & Investment Plan Company Match	Value of Company- Paid Life Insurance Premiums	Bonus and Income Savings Account
Reuben Mark	8,610	5,939	1,875	203,433	2,604	80,315
William S. Shanahan	8,610	5,939	1,875	174,414	2,604	77,240
Ian M. Cook	8,610	5,939	1,875	66,336	2,604	85,440
Javier G. Teruel	8,610	5,939	1,875	66,473	2,604	85,440
Lois D. Juliber	8,610	4,619	1,875	67,238	2,604	79,585
The amounts shown as Savings & Investment Plan Company Match, Retiree Insurance Account, Success Sharing Account and Bonus and Income Savings Account represent the value (at the time of allocation) of shares of Series B Convertible Preference Stock allocated to the Named Officers' accounts under the Savings and Investment Plan. Premium payments for life insurance were not made pursuant to split-dollar life insurance arrangements.
[6]	This amount includes $2,945,403 worth of restricted stock that Mr. Mark received under the LTGG Program, representing a 42% decline from his 2003 LTGG Program award, and a recognition and retention award made following a comprehensive review of Mr. Mark's compensation conducted by the P&O Committee with the assistance of Towers Perrin, an independent consultant, in 2003 and 2004. Based on this review, in July 2004, the P&O Committee, with the concurrence of the other independent members of the Board, decided not to provide any stock options to Mr. Mark but to give him a restricted stock award of 175,000 shares. In making this award, the Committee wished to recognize Mr. Mark's substantial continuing contributions to the Company and their desire to retain him during the ongoing senior management transition. Accordingly, the award is forfeited if Mr. Mark

(Footnotes continue on the following page.)

terminates his employment with the Company prior to March 15, 2007 without the agreement of the Board. In 2004 Mr. Mark did not receive a grant under the RSA Program or a stock option grant.
[7]	In 1997, Mr. Mark received a multi-year stock option grant intended to cover the seven years from 1997 to 2003. Thus Mr. Mark did not receive any new options from 1998 through 2003 and, as noted above, Mr. Mark also did not receive any stock options in 2004. The exercise prices of the 1997 options were set at premiums ranging from 10% to 70% over the market price of the Common Stock on the date of grant. In addition, the options would have expired early if the price of the Common Stock did not exceed certain market levels by certain dates, which levels were exceeded.
[8]	Ms. Juliber plans to retire on April 1, 2005. Since joining the Company in 1988, Ms. Juliber has served in many senior operating and corporate roles, most recently as Vice Chairman with responsibility for all of the Company's growth functions and its business operations in Latin America.
[9]	Under the normal guidelines regarding the effect of retirement on restricted stock awards, the restricted stock awards to Ms. Juliber shown in column (f) will continue to vest according to their terms following her retirement and will be paid to her upon their vesting date. Under the provisions of the 1997 Stock Option Plan regarding the effect of retirement on stock option awards, the stock option awards to Ms. Juliber shown in column (g) will vest and be exercisable for a period of three years from the date of her retirement or the expiration of their stated term, whichever is shorter, except that 75,000 of the options granted to her in 2002 will expire upon her retirement.
[10]	Includes a deferred payment of $600,000 granted to Ms. Juliber in 2002 which vested to her as an active employee on February 1, 2004.

Stock Options

       The following table shows information about stock options granted to the Named Officers in 2004. The Company did not grant any stock appreciation rights during 2004.

2004 Individual Grants

(a)	(b)		(c)	(d)	(e)		(f)

Executive Officer	Number of Securities Underlying Options Granted[1]		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ amount per share)	Expiration Date		Grant Date Present Value ($)[2]

Reuben Mark[3]	—		—	—	—		—

William S. Shanahan	270,000		5.94%	54.40	9/9/10		3,366,900

Ian M. Cook	100,000		2.20%	54.40	9/9/10		1,247,000

Javier G. Teruel	93,000		2.05%	54.40	9/9/10		1,159,710

Lois D. Juliber	90,000	[4]	1.98%	54.40	9/9/10	[4]	1,122,300

[1]	These option grants become exercisable in increments of one-third annually commencing on the first anniversary date of the option grant and become fully exercisable on the third anniversary date of the grant.
[2]	Amounts shown are estimates of the value of the options calculated using the Black-Scholes option valuation model. The material assumptions and adjustments incorporated into the model include the exercise price of the option, the estimated option term until exercise (five years), an interest rate factor based on the U.S. Treasury rate over the estimated option term (3.3%), a volatility factor based on the standard deviation of the price of the Common Stock (26%) and a dividend yield based on the annualized dividend rate per share of Common Stock (2.0%). The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the price of the option on the date of exercise.
[3]	As explained in footnote 6 on page 22, Mr. Mark did not receive a stock option grant in 2004.

(Footnotes continue on the following page.)

[4]	Under the provisions of the 1997 Stock Option Plan regarding the effect of retirement on stock option awards, Ms. Juliber's stock option award will vest and be exercisable for a period of three years from the date of her retirement or the expiration of its stated term, whichever is shorter.

       The following table contains information about the Named Officers' exercises of stock options during 2004 and the number and value of any unexercised stock options they held as of December 31, 2004.

2004 Option Exercises and Year-End Values

(a)	(b)	(c)	(d)	(e)

Executive Officer	Number of Securities Underlying Exercised Options (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at FY-End ($) Exercisable/ Unexercisable

Reuben Mark	—	—	5,200,000/ 0	27,602,172/ 0

William S. Shanahan	—	—	1,938,114/ 550,000	268,451/ 0

Ian M. Cook	—	—	429,445/ 295,001	426,668/ 172,954

Javier G. Teruel	12,782	9,378	503,016/ 221,334	2,675,340/ 116,176

Lois D. Juliber	—	—	681,013/ 293,334	2,077,721/ 0

Retirement Plan

       Eligible employees receive retirement benefits under the Colgate-Palmolive Company Employees' Retirement Income Plan (the “Retirement Plan”). Under this plan, benefits are determined in accordance with one of two formulas: (i) the “final average earnings” formula, the formula in effect under the Retirement Plan on June 30, 1989; or (ii) the Personal Retirement Account (“PRA”) formula, which was added to the Retirement Plan on July 1, 1989.

       All salaried employees of the Company employed at June 30, 1989 were offered a one-time election to maintain the Retirement Plan's benefit under the “final average earnings” formula by making monthly contributions of 2% of recognized earnings (described below in footnote 1 to the Final Average Earnings Table) up to the Social Security wage base and 4% of recognized earnings in excess of the wage base. Employees who made this election receive at retirement the greater of the benefit under the “final average earnings” formula or the benefit under the PRA formula. Employees who did not make this election and eligible employees hired on or after July 1, 1989 receive at retirement the benefit under the PRA formula. All of the Named Officers made this one-time election in 1989 and will receive retirement benefits under the “final average earnings” formula since these exceed the benefits payable to them under the PRA formula.

       The retirement benefit payable under both formulas includes payments under the Supplemental Salaried Employees Retirement Plan (the “Supplemental Retirement Plan”) in excess of limitations under the Internal Revenue Code of 1986, as amended. Total retirement benefits payable are subject to a maximum of 70% of the sum of an individual's base salary at retirement and executive incentive compensation awarded for services rendered in the calendar year immediately preceding retirement. Benefits are subject to an offset for Social Security and certain other amounts.

   Final Average Earnings Formula

       Benefits under this formula are computed by multiplying “final average earnings” by the product of years of service and 1.8%. The table below shows the estimated maximum annual retirement benefit payable to employees retiring with various levels of “final average earnings” and years of service under the “final average earnings” formula of the Retirement Plan. As noted above, the Named Officers will receive benefits under this formula upon retirement.

Final Average Earnings Table
(Expressed in $)

	Years of Service[2]

Final Average Earnings[1]	15	20	25	30	35	40	45

1,500,000	405,000	540,000	675,000	810,000	945,000	1,080,000	1,215,000

2,000,000	540,000	720,000	900,000	1,080,000	1,260,000	1,440,000	1,620,000

2,500,000	675,000	900,000	1,125,000	1,350,000	1,575,000	1,800,000	2,025,000

3,000,000	810,000	1,080,000	1,350,000	1,620,000	1,890,000	2,160,000	2,430,000

3,500,000	945,000	1,260,000	1,575,000	1,890,000	2,205,000	2,520,000	2,835,000

4,000,000	1,080,000	1,440,000	1,800,000	2,160,000	2,520,000	2,880,000	3,240,000

4,500,000	1,215,000	1,620,000	2,025,000	2,430,000	2,835,000	3,240,000	3,645,000

5,000,000	1,350,000	1,800,000	2,250,000	2,700,000	3,150,000	3,600,000	4,050,000

5,500,000	1,485,000	1,980,000	2,475,000	2,970,000	3,465,000	3,960,000	4,455,000

6,000,000	1,620,000	2,160,000	2,700,000	3,420,000	3,780,000	4,320,000	4,860,000

[1]	“Final average earnings” is the average of an individual's highest “recognized earnings” for any three consecutive years during the ten years immediately preceding retirement. For the Named Officers, “recognized earnings” for 2005 is the sum of (i) the higher of the salary earned during 2004 (column (c) in the Summary Compensation Table on page 21) or the annual salary as of January 1, 2005 and (ii) the bonus earned for 2003 (column (d) in the Summary Compensation Table on page 21). Recognized earnings also includes the Bonus and Income Savings Account allocations for the relevant year. For 2004 allocations see footnote 5 to the Summary Compensation Table on page 22.
[2]	The years of service credited under the Retirement Plan as of January 1, 2005 for the Named Officers are: Mr. Mark — 41 years 7 months; Mr. Shanahan — 39 years 5 months; Ms. Juliber — 16 years 5 months; Mr. Teruel — 33 years; Mr. Cook — 28 years 10 months.

Under certain circumstances, surviving spouses of employees who retire under the “final average earnings” formula may continue to receive a portion of the retiree's annual pension benefit after his or her death at no extra cost.

       Employees may request that their retirement benefit accrued through December 31, 2004 under the Supplemental Retirement Plan be paid to them in a lump sum rather than an annuity. Such requests may be accepted or denied. If accepted, the lump sum value is calculated by projecting the annual benefit payable over the actuarially determined life of the participant and spouse, if applicable, and discounting each year's benefit back to the present using currently prevailing interest rates. The current lump sum value of the benefit accrued through December 31, 2004 to the Named Officers under the Supplemental Retirement Plan, using this methodology, is as follows: Mr. Mark, $35,759,000; Mr. Shanahan, $31,733,000; Mr. Cook, $3,542,000; Mr. Teruel, $4,813,000 and Ms. Juliber, $4,378,000.

   PRA Formula

       Eligible employees hired on or after July 1, 1989 and those hired before such date who did not make the one-time election referred to above will receive at retirement the benefit under the PRA (Personal Retirement Account) formula. As noted above, each of the Named Officers will receive benefits under the “final average earnings” formula. Benefits under the PRA formula are determined as follows: On July 1, 1989, an account was established for each eligible person employed on June 30, 1989, with an opening balance equal to the greater of (i) the value of the pension then accrued under the “final average earnings” formula or (ii) an amount equal to the sum of the monthly pay-based credits that would have been made to the employee's account had the PRA always been in effect. Thereafter, monthly pay-based credits accumulate in the employee's account. These credits equal a percentage of the employee's monthly recognized earnings determined in accordance with the following formula:

Years of Service	Up to 1⁄4 of Social Security Wage Base	Over 1⁄4 of Social Security Wage Base

0-9	2.50%	3.75%
10-14	3.00%	4.50%
15-19	4.00%	6.00%
20-24	5.35%	8.00%
25 or more	7.50%	11.25%

       The employee's account receives a monthly credit for interest at an annual rate of 2% over the current six-month Treasury bill rate, adjusted quarterly. This rate was 4.53% in the first quarter of 2005 and 2.99% in the first quarter of 2004. The Company also establishes PRA accounts for all eligible employees hired on or after July 1, 1989, which receive monthly credits as described above.

       As noted above, Ms. Juliber plans to retire on April 1, 2005. During 2002 the Company granted Ms. Juliber, a mid-career hire with 14 years of service at the time, a pension enhancement which vested to her as an active employee on February 1, 2004. The estimated annual amount of the pension enhancement was expected to range from approximately $90,000 to $210,000, assuming targeted salary increases and bonuses, with the actual amount to be mutually agreed at the time of Ms. Juliber's retirement based upon matters such as her age at retirement, eligibility for other pension enhancement programs available to employees and other relevant factors. In connection with her retirement, the Company and Ms. Juliber agreed to fix the amount of this pension enhancement at $113,371 per year based on these factors. Ms. Juliber's full pension benefit including the enhancement will be $524,863 per year.

Executive Severance Plan and Other Arrangements

       The Company has an Executive Severance Plan (the “Severance Plan”), which the Board of Directors adopted effective September 14, 1989, and last reapproved as of June 10, 2004. The Severance Plan will expire on June 30, 2007 unless renewed by the Board of Directors. The Severance Plan, which is administered by the P&O Committee, is designed to provide participants with reasonable compensation if their employment is terminated in certain defined circumstances, primarily following a change of control of the Company. The P&O Committee selects participants from among the executive officers and other key personnel of the Company and has selected the Named Officers, among others, as participants. In addition to the Severance Plan, the Company has incorporated other arrangements relating to a change of control in its benefit plans, as described below.

   Severance Plan

       Under the Severance Plan, if at any time within two years of a change of control of the Company (as defined in the Severance Plan) a participant terminates employment due to an adverse change in the conditions of employment or the Company terminates the participant's employment, the participant is entitled to receive an amount equal to (i) between 12 and 36 months of compensation, plus (ii) a pro-rated bonus under the Executive Incentive Compensation Plan for the period prior to termination. This amount is paid in a lump sum, unless an outside accounting firm determines that a lump sum payment under the Severance Plan would cause the participant to exceed the statutory limit and subject the participant to tax under Section 4999 of the Internal Revenue Code of 1986, as amended. In such event, the participant receives a reduced amount that results in net after-tax payments that are equal to or greater than the amount that would have been received following payment of the lump sum. If, however, the amount due under the Severance Plan causes the participant to exceed the statutory limit by more than 10%, then the participant receives such amount plus a gross-up payment that is sufficient to satisfy the Section 4999 tax and any related taxes. No severance payments are required if a participant is terminated for cause, which is defined as serious willful misconduct likely to result in material economic damage to the Company. For purposes of (i) above, compensation means the participant's base salary as of the termination date plus his or her highest bonus award under the Executive Incentive Compensation Plan within the last five years.

       In addition to the foregoing severance benefit in the event of termination following change of control, the Severance Plan provides for a payment within 30 days after the change of control, whether or not a participant remains employed, of a pro-rated bonus for the year in question as well as compensation amounts that a participant has previously elected to defer.

       In addition, whether or not a change of control has occurred, if the Company terminates the employment of a Severance Plan participant at its convenience, the Company must continue to pay the participant's base salary and certain benefits for a period ranging from nine to 36 months. The period during which the Company continues salary and benefits payments ends when the participant turns 65 or attains 85 years of combined age and service with the Company. The Company is not required to make these payments if it terminates the participant's employment for cause or if the participant voluntarily terminates his or her employment. In addition, if the participant in question is a “key employee” under the Internal Revenue Code, determined as of the end of the prior calendar year, then the last salary continuation payment must be made no later than March 15 following the end of the year in which employment terminates. If this results in a shorter payout period than otherwise would have applied, then the dollar amount of one or more of the payments will be adjusted so that the total amount paid equals what would have been paid over the longer period.

   Other Arrangements

       Other arrangements relating to a change of control in the Company's benefit plans are as follows. Under the Company's stock option plans, stock options held by employees and non-employee directors that are not yet exercisable become exercisable upon a change of control. Alternatively, non-employee directors may surrender their options to the Company in exchange for a payment equal to the difference between the exercise price of the options and the Common Stock's current value. Restricted stock awards made under the Executive Incentive Compensation Plan, which was approved by stockholders on May 5, 1999 and reapproved on May 7, 2004, vest as follows: (i) in the case of performance-based awards, upon a change of control; and (ii) in the case of all other awards, upon a termination of employment that occurs within two years of a change of control (as discussed above under “Severance Plan”). With respect to the Supplemental Retirement Plan, which is an unfunded plan, the Company has arranged for a letter of credit that requires the issuing bank to fund the accrued benefits payable under this plan if the Company refuses to pay these benefits after a change of control. Funding is to be made by payments to a trust, which payments would be subject to the claims of the Company's creditors if the Company were to become insolvent.

Compensation Committee Interlocks and Insider Participation

       The members of the P&O Committee during 2004 were Mrs. Conway and Messrs. Ferguson, Gutierrez, Johnson, Kogan and Lewis. Mrs. Hancock joined the committee in February 2005. None of these persons is an employee of the Company, and none has any direct or indirect material interest in or relationship with the Company or any of its subsidiaries. As discussed above on page 8, Mr. Gutierrez resigned from the Board of Directors in January 2005 upon his confirmation as Secretary of the United States Department of Commerce. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company's Board of Directors or the P&O Committee.

P&O Committee Report on Executive Compensation

Overview of Compensation Philosophy and Program

       The Company's executive compensation programs are designed to:

•	Support the Company's business goals of fostering profitable growth and increasing shareholder value.
•	Align the interests of executives and stockholders through the use of stock-based compensation plans.
•	Attract, retain and motivate high-caliber executives.
•	Pay for performance by linking compensation to achievement of established goals and objectives.
•	Pay competitively to recruit and retain the strongest talent.

       The P&O Committee, which is made up entirely of independent directors, oversees the Company's compensation practices. It reviews and recommends the compensation of Reuben Mark, the Chairman and Chief Executive Officer, subject to the approval of the other independent directors of the Board. In addition, the P&O Committee reviews and approves, and the Board ratifies, the compensation of the other executive officers of the Company.

       To help it in its role of overseeing compensation practices, the P&O Committee makes use of Company resources and also periodically retains the services of independent compensation consultants to assist in assessing the competitiveness and appropriateness of the Company's executive compensation program. During 2003 and 2004, the P&O Committee retained the services of Towers Perrin and Hewitt Associates. The Committee worked with Towers Perrin to review the compensation program for the Chairman and Chief Executive Officer and to recommend changes in his incentive program, if appropriate, as discussed later in this report. The P&O Committee also retained Hewitt Associates (“Hewitt”) to review Colgate's executive compensation programs and policies in general.

       Hewitt concluded in its review that overall Colgate's compensation programs and pay levels were appropriate. In addition, Hewitt endorsed Colgate's approach, described on page 30 of this report, of reducing the value of stock options as a percentage of the total value of long-term incentives and introducing time-vested restricted stock grants as an additional component of long-term incentive compensation. Hewitt also recommended updates to the group of companies Colgate uses to evaluate its compensation programs as discussed in the next paragraph.

       The Company measures the competitiveness of its compensation programs against a comparison group of other leading companies, referred to in this report as the “Comparison Group.” The Comparison Group consists primarily of consumer products companies but also includes other kinds of industrial companies to better represent the market for executive talent in which the Company competes. In general, the companies in the Comparison Group are characterized by their marketing competency, manufacture and distribution of branded consumer packaged goods and strong global presence. The P&O Committee reviews and approves the companies in the Comparison Group, which are selected and updated periodically by the Company's Human Resources department based on the recommendations of independent compensation consultants. As noted above, the Comparison Group was updated in 2004 following the recommendation of Hewitt.

       The Company designs its compensation programs to preserve the tax deductibility of compensation paid to executive officers under Section 162(m) of the Internal Revenue Code to the extent possible consistent with the need to attract and retain high-caliber executives. The key components of compensation used by the Company are:

•	Base salary
•	Annual performance-based incentives, which are usually paid in the form of cash bonuses, and
•	Long-term performance-based incentives, which include stock options and restricted stock grants.

       This report discusses each of these components of compensation as applied to the executive officers generally and then concludes with a separate discussion of Mr. Mark's compensation.

       After many years of strong profit growth, in 2004 the Company's results were affected by a heightened competitive environment requiring increased levels of commercial investment and increases in raw and packing material costs. Accordingly, in line with the Company's pay-for-performance philosophy, total compensation to most executive officers for 2004 was flat or declined. Specifically, as described in more detail in the report below, annual bonus and long-term performance-based incentive awards to the Company's executive officers for 2004 were down significantly.

   Base Salary

       The Company sets the midpoint of the salary range for executive officers generally at the median of the Comparison Group, with salaries above the median available to exceptional performers and key contributors to the success of the Company. The direct manager of each officer recommends whether to grant the officer a salary increase during the year based on the following factors:

•	Individual performance
•	Business unit performance, where applicable
•	Assumption of new responsibilities
•	The Company's annual salary budget guidelines
•	Other performance measures, such as improvements in customer service, faster product development, increases in market share of Colgate brands, geographic expansion and productivity increases
•	Competitive data from the Comparison Group

       In 2004, salaries for executive officers as a group were above the median of the Comparison Group for similar jobs.

   Annual Performance-Based Incentives—Cash Bonus

       Executive officers are eligible for cash bonuses under the Company's Executive Incentive Compensation Plan (the “EICP”). The guidelines for bonus awards to certain designated executives and other executive officers are as follows.

   Designated Executives

       The “Designated Executives” for EICP cash bonuses are the Chief Executive Officer, the President, the Chief Operating Officer, the two Vice Chairmen, the Chief Financial Officer, the Senior Vice President, General Counsel and Secretary and the Senior Vice President, Global Human Resources. No later than the 90th day of each year, the P&O Committee establishes one or more specific performance measures. Designated Executives' annual EICP cash bonuses are paid in March of the following year only to the extent the Company attains such pre-established measures. In 2004, the pre-established performance measure was an earnings-per-share goal. The EICP cash bonus for each Designated Executive is set by a formula that takes into account the extent to which the Company has achieved the earnings-per-share goal. Additionally, a supplemental award may be made if the Company's earnings-per-share growth, as compared to the earnings-per-share growth of the companies included in the peer company index (see page 20), meets certain requirements. The P&O Committee has discretion only to adjust awards downward.

       Each Designated Executive is assigned threshold, target and maximum bonus award opportunities for his or her EICP cash bonus. The targets are set generally at the median of the Comparison Group.

       In 2004, the Company did not meet its earnings-per-share goal. The formula generated cash bonuses that were well below the target bonus level. On average, cash bonuses for this group were down 58% compared to 2003 awards.

   Other Executive Officers

       Bonuses for executive officers other than Designated Executives are determined by a formula that is based on:

•	The financial performance of the Company as a whole or the business unit to which an executive is assigned.
•	The achievement of individual and team goals.

       Financial performance measures are based on the budgetary process. Adjustments are permitted to take account of unusual items beyond the control of the Company or business unit involved. For 2004, the Company-wide financial performance measure was an earnings-per-share goal, which applied to all executive officers with corporate-wide responsibilities. The business unit financial measures were sales and profit, which applied to all executive officers with specific business unit responsibilities.

       Executive officers other than the Designated Executives are also assigned threshold, target and maximum bonus award opportunities based on their grade levels. Target award opportunities are set generally at the median of the Comparison Group. If the Company or business unit exceeds its earnings-per-share or sales and profit goals, above-target bonuses may be granted. If the minimum financial goals are not met, bonuses, if any, may be below the target level.

       During 2004, the Company did not meet its earnings-per-share goal, and, as a result, awards for those executive officers with corporate-wide responsibilities were well below target levels and significantly less than prior year awards. EICP cash bonuses for executive officers in business units that exceeded their sales and profit goals were generally above target, while those in business units that met their goals received awards at or slightly below target levels. On average, cash bonuses for the other executive officers as a group were down 49% compared to 2003 awards.

   Long-Term Performance-Based Incentives

       The Company uses two types of long-term performance-based incentives: stock options and restricted stock awards under the Long-Term Global Growth Program. The purpose of these grants is to encourage and reward the long-term growth and performance of the Company. Since the Company and the P&O Committee view the use of long-term incentive equity awards as a way to obtain a competitive compensation advantage, the Company's strategy is to set target levels for these awards between the median and the seventy-fifth percentile of the Comparison Group.

       During 2003 and 2004, the Company reviewed its approach to the use of stock options in light of regulatory and competitive developments in the marketplace. While the Company still believes strongly in the appropriateness of options as a long-term incentive vehicle, the following key changes were made to the stock option program beginning in 2003: option guidelines and awards were reduced by 10%; the option term was reduced from ten years to six years; and the Accelerated Ownership Feature (a reload program) was ended. To maintain the competitiveness of the Company's overall compensation program and consistent with the recommendation of Hewitt, in March 2004 the P&O Committee approved a time-vested restricted stock award program under the EICP (the “Restricted Stock Award Program”) for employees eligible to receive stock options. The first grants under this program were made in September 2004 and included one award based on 2004 guidelines and one award reflecting reduced stock option awards in 2003. These awards are subject to a three-year vesting period conditioned on the employee's continued employment by the Company.

       In addition, from time to time, the Company grants stock options and restricted stock awards for special recognition and retention purposes. The Company does not take into account the amount or terms of existing stock holdings of executive officers in making decisions to award stock options or restricted stock.

   Stock Option Awards

       Stock option awards are granted under the 1997 Stock Option Plan. The number of stock options granted is based on factors similar to those used to determine salary and bonus, including a review of the practices of the Comparison Group. Actual awards may vary from the target based on individual performance, business unit performance or the assumption of increased responsibilities. In addition, the

Board has established a limit of 1.2% of Common Stock outstanding on the amount of stock options that may be granted each year.

       The Company generally grants stock options on an annual basis, the key terms of which are as follows:

•	The exercise price of the options is equal to the market price of the Common Stock on the date of grant.
•	The options have a six-year term.
•	The options vest in equal annual installments over three years.

       During 2004, stock option awards to executive officers as a group were slightly above the Company's reduced target award levels described above.

       The Company is submitting for stockholder approval at this Annual Meeting a 2005 Employee Stock Option Plan to replace the 1997 Stock Option Plan. If stockholders approve the 2005 Employee Stock Option Plan, the Company will cancel any remaining shares available for grant under the 1997 Stock Option Plan and make no further grants under this plan as of the effective date of the new plan. If the new plan is approved, the P&O Committee expects to follow similar practices regarding the grant of stock options as described in this report. (See pages 36 to 40 for further information about the 2005 Employee Stock Option Plan.)

   Restricted Stock Awards

       Restricted stock awards are made to Designated Executives and other executive officers under two programs: (i) the Long-Term Global Growth Program and (ii) the Restricted Stock Award Program adopted in March 2004, which, as discussed above, complements the Company's stock option program. Both programs are under the EICP. Generally, awards under these programs vest three years from the date of the award and are forfeited if the recipient terminates his or her employment with the Company, other than through retirement, prior to the end of the three-year vesting period.

       Guidelines for restricted stock awards to the Designated Executives and other executive officers are as follows.

   Designated Executives

       Long-Term Global Growth Program. Restricted stock awards under the Long-Term Global Growth Program for Designated Executives1 are granted based on the extent to which the Company achieves targeted levels of growth in compounded annual net sales and earnings-per-share over a three-year measurement period.

       Each year a Designated Executive is assigned a threshold, target and maximum award opportunity that is realizable to the extent the Company meets or exceeds the targeted net sales and earnings-per-share growth over the following three years. The target award opportunities are set in dollars as a percentage of salary, except for the Chief Executive Officer's target, which is expressed as a specific number of shares of Common Stock.

       At the end of the measurement period, to the extent the performance targets are met, awards are made in the form of restricted stock units based on the fair market value of the Common Stock on the date of the award. If performance falls below a certain level, no awards are made. As noted, these awards generally vest after three years and are conditioned on the employee's continued employment by the Company. Grants of awards are subject to the discretion of the P&O Committee.

       Sales and earnings-per-share growth over the 2002 through 2004 measurement period fell below the applicable goals. Accordingly, awards to Designated Executives under the Long-Term Global Growth

[1]	For purposes of the Long-Term Global Growth Program, the term “Designated Executives” includes the executive officers listed as Designated Executives in the “Annual Performance-Based Incentives—Cash Bonus” section above as well as certain Division Presidents.

Program for 2004 were below target. Awards for Designated Executives as a group were down 37% compared to the previous year.

       Restricted Stock Award Program. Restricted stock awards under the Restricted Stock Award Program that complements the stock option program are granted to Designated Executives based on factors similar to those used to determine salary and bonus, including a review of the practices of the Comparison Group. As with stock option awards, actual awards may vary from the target based on individual performance, business unit performance or the assumption of increased responsibilities. The first awards under this program were made in September 2004 and included one award based on 2004 guidelines and one award reflecting reduced stock option awards in 2003. These awards to Designated Executives as a group were slightly above the Company's target award levels.

   Other Executive Officers

       Long-Term Global Growth Program. Restricted stock awards are granted to the other executive officers under the Long-Term Global Growth Program in accordance with the procedures for the Designated Executives described above, except that supplemental measures relating to the Company's business fundamentals may be taken into account from time to time. These performance measures may be adjusted for unusual items beyond the control of the Company or business unit involved. The P&O Committee granted restricted stock awards to executive officers other than the Designated Executives under the Long-Term Global Growth Program for 2004 based on sales and earnings-per-share growth over the 2002 through 2004 measurement period, which fell below the applicable goals. As a result, total awards were below target, down 50% compared to the previous year.

       Restricted Stock Award Program. Restricted stock awards are granted to the other executive officers under the Restricted Stock Award Program in accordance with the procedures for the Designated Executives described above. Such awards for this group in 2004 generally were slightly above the Company's target award levels.

   Recognition and Retention Awards

       The P&O Committee has the authority under the EICP to make non-performance-based awards of cash, Common Stock, restricted stock or a combination thereof. Awards of this type to the Named Officers are not deductible to the extent that they exceed the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code. In 2004, the P&O Committee granted discretionary restricted stock awards to certain Designated Executives and other executive officers to help ensure the retention of these executives.

   Stock Ownership Guidelines

       To further align the interests of the Company's officers with stockholders, the Board has established minimum stock ownership guidelines that apply to members of senior management, among others. The Chief Executive Officer is required to own stock or restricted stock equal in value to five times his or her annual salary, and the Named Executive Officers must hold such securities in amounts equal to three times their annual salary. Other senior managers of the Company are subject to ownership requirements ranging from one to two times their annual salary.

2004 Chief Executive Officer Compensation

       The P&O Committee reviews and recommends the compensation of Reuben Mark, the Chairman and Chief Executive Officer of the Company, subject to the approval of the other independent directors of the Company. As noted above, in 2003 and 2004 the P&O Committee worked with Towers Perrin to review the compensation program for the Chairman and Chief Executive Officer.

   Salary

       As discussed in the “Base Salary” section above, the midpoint of the salary range for executive officers is generally set at the median of the Comparison Group, with salaries above the median available to exceptional performers and key contributors to the success of the Company. In setting Mr.

Mark's base salary for 2004, the P&O Committee considered the following key factors: the Company's pre-established guidelines for determining salary increases, the Company's success in exceeding its sales and profit goals in 2003 and in growing market share in key markets and categories during 2003, the salaries of other CEOs in the Comparison Group and Mr. Mark's individual performance and contributions to the continuing success of the Company. During 2004, the P&O Committee increased Mr. Mark's annual salary by 4%. Mr. Mark's salary is above the median of the Comparison Group.

   Annual Cash Bonus

       As discussed above in the “Annual Performance-Based Incentives—Cash Bonus” section, the Chief Executive Officer's annual EICP cash bonus, like that of the other Designated Executives, is payable based upon the successful attainment of specific performance measures established in advance by the P&O Committee, subject to the P&O Committee's discretion to adjust the award downward. During 2004, the Company did not meet its earnings-per-share goal. The award generated by the formula was well below target at $1,512,736. This represents a 55% decrease from the prior year.

   Restricted Stock Awards

       Like the other Designated Executives, Mr. Mark is eligible for restricted stock awards under the Long-Term Global Growth Program and the Restricted Stock Award Program adopted in 2004, both of which are described above. Mr. Mark's target award opportunity under the Long-Term Global Growth Program is established in shares of Common Stock rather than cash. For the measurement period 2002 through 2004, it was 97,200 shares. As discussed above, the P&O Committee granted restricted stock awards to Designated Executives and executive officers under the Long-Term Global Growth Program for 2004 based on sales and earnings-per-share growth over the 2002 through 2004 measurement period. Mr. Mark was granted 55,890 shares of restricted stock for the 2002 through 2004 measurement period. This represents a 42% decrease in value from the prior year and was well below target. Mr. Mark did not receive a grant under the Restricted Stock Award Program.

       As noted above, in 2003 and 2004 the P&O Committee conducted a comprehensive review of Mr. Mark's compensation with the assistance of Towers Perrin, an independent consultant. Based on this review, in July 2004, the Committee, with the concurrence of the other independent members of the Board, decided not to provide any stock options to Mr. Mark but to give him a restricted stock award of 175,000 shares. In making this award, the Committee wished to recognize Mr. Mark's substantial continuing contributions to the Company and their desire to retain him during the ongoing senior management transition. Accordingly, the award is forfeited if Mr. Mark terminates his employment with the Company prior to March 15, 2007 without the agreement of the Board. This incentive was targeted by the Committee to be competitive with CEOs of the Comparison Group and consistent with the Company's strategy for long-term incentives described above.

   Stock Options

       As discussed above, Mr. Mark did not receive a stock option grant in 2004.

Conclusion

       In summary, the P&O Committee believes that strong executive performance is key to strong Company performance. Therefore, the P&O Committee's approach to executive compensation is guided by the principle that executives should have the potential for increased earnings when performance objectives are exceeded, provided that there is appropriate downside risk if performance targets are not met.

The foregoing report has been furnished by Mrs. Conway (Chair), Mrs. Hancock and Messrs. Ferguson, Johnson, Kogan and Lewis.

Certain Relationships and Related Transactions

       The Board of Directors has authorized the Company, in its discretion, to repurchase Common Stock from its employees from time to time at a price equal to the then fair market value of the Common Stock. These repurchases are approved by the Stock Repurchase Subcommittee of the P&O Committee, which is comprised of two independent directors (Jill K. Conway and Richard J. Kogan, the Chair and Deputy Chair of the P&O Committee, respectively). Since January 1, 2004, the Company has purchased the specified amounts of Common Stock from the following executive officers: William S. Shanahan (152,027 shares for $8,738,947); Lois D. Juliber (20,285 shares for $1,134,443); Javier G. Teruel (27,000 shares for $1,524,825); Andrew D. Hendry (15,000 shares for $837,900); Robert J. Joy (57,098 shares for $3,046,475); Dennis J. Hickey (40,000 shares for $2,265,000); Steven R. Belasco (25,000 shares for $1,334,225); Robert C. Wheeler (23,412 shares for $1,249,264); Ronald T. Martin (1,834 shares for $100,118); John J. Huston (5,500 shares for $305,085); Delia H. Thompson (2,778 shares for $144,289); and Edward J. Filusch (2,272 shares for $102,592). These transactions were reported to the SEC on Forms 4 within two business days of the transaction date. Giving effect to these transactions, these executive officers continue to exceed the stock ownership guidelines established by the Board.

PROPOSALS REQUIRING YOUR VOTE

       The following five proposals will be presented at the meeting for your vote. Space is provided in the accompanying proxy card to approve, disapprove or abstain from voting on each of the proposals. If you vote using the telephone or Internet, you will be instructed how to approve, disapprove or abstain from voting on these proposals.

       The Board of Directors recommends a vote for Proposals 1, 2, 3 and 4 and against Proposal 5.

PROPOSAL 1: ELECTION OF DIRECTORS

       The Board has nominated eight people for election as directors at the Annual Meeting. All nominees are currently serving as directors of the Company and were elected at the 2004 Annual Meeting. If you elect these nominees, they will hold office until the next Annual Meeting or until their successors have been elected and qualified.

       The nominees are Jill K. Conway, Ronald E. Ferguson, Ellen M. Hancock, David W. Johnson, Richard J. Kogan, Delano E. Lewis, Reuben Mark and Elizabeth A. Monrad. Biographical information regarding the nominees appears on pages 8-10 of this Proxy Statement.

       The Board of Directors recommends a vote FOR the nominees for director listed above.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

       We are asking you to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005. PricewaterhouseCoopers LLP has audited the accounts of the Company since May 2002. The Board considers it desirable to continue the services of PricewaterhouseCoopers LLP.

       The fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered to the Company during 2004 and 2003 are set forth below. The Audit Committee has concluded that the provision of the non-audit services described below by PricewaterhouseCoopers LLP to the Company did not and does not impair or compromise their independence.

PricewaterhouseCoopers LLP Fees
(in millions)

	2004	2003
Audit Fees	$8.8	$5.6
Audit-Related Fees	.4	.2
Tax Fees	3.5	3.8
All Other Fees	—	—

Total	$12.7	$9.6

       Audit Fees

       These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audits of the Company's annual financial statements for the fiscal years ended December 31, 2004 and 2003, the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years. Audit fees for 2004 include $1.9 million for the audit of management's assessment and the effectiveness of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”).

       Audit-Related Fees

       These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered that were reasonably related to the performance of the audits or the reviews of the Company's financial statements in 2004 and 2003 (but which are not included under “Audit Fees” above). Audit-Related fees consisted principally of employee benefit plan audits and Section 404 pre-attestation services.

       Tax Fees

       These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered relating to tax compliance, tax advice and tax planning in various tax jurisdictions around the world. This category includes fees of $2.2 million and $2.1 million for the years ended December 31, 2004 and 2003, respectively, related to tax compliance services for the Company's expatriate employee programs. The remaining fees were associated with assistance in tax return filings, tax audits and refund claims as well as advice on interpretation and compliance with tax laws (aggregating $1.0 million and $1.0 million in 2004 and 2003, respectively) and other general tax advisory services ($0.3 million and $0.7 million in 2004 and 2003, respectively).

       All Other Fees

       None.

       Audit Committee Pre-Approval Policy

       The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by the Company's independent registered public accounting firm. Under this policy, each year, at the time it engages the auditors, the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

       Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

       If the stockholders should fail to ratify the selection of auditors, the Audit Committee will designate auditors as required under the rules of the Exchange Act and in accordance with its charter.

       The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

PROPOSAL 3: APPROVAL OF THE COLGATE-PALMOLIVE COMPANY 2005
EMPLOYEE STOCK OPTION PLAN

Introduction

       The Company is requesting stockholders to approve the Colgate-Palmolive Company 2005 Employee Stock Option Plan (the “2005 Employee Stock Option Plan” or the “Plan”), which the Board of Directors approved on March 10, 2005 for recommendation to stockholders. The Plan is substantially similar to and will replace the existing 1997 Stock Option Plan, previously approved by stockholders in 1997.

       The Company firmly believes that a disciplined stock option program, in conjunction with the other compensation programs of the Company, is a necessary and effective employee incentive and retention tool that benefits all of the Company's stockholders. Stock options directly link the interests of employees with those of stockholders. The Company's use of stock options is conservative, following a rigorous internal review process overseen by the independent P&O Committee. In 1992 the Board established a limit of 1.2% of shares of Common Stock outstanding on the number of annual and recognition and retention stock options granted each year. This limit has never been exceeded. In 2004 the Company's stock option grants were 0.9% of shares outstanding and 1.1% of shares outstanding when added to restricted stock grants made under the Company's stockholder-approved Executive Incentive Compensation Plan.

       If approved, the Plan will replace the 1997 Stock Option Plan, which is due to expire on May 31, 2007. In 1999 the Company reduced the authorized shares under the 1997 Stock Option Plan without changing the overall ten-year term of the Plan. As a result, insufficient shares now remain available for grant under the 1997 Stock Option Plan. If the 2005 Employee Stock Option Plan is approved by stockholders, the Company will terminate the 1997 Stock Option Plan and cancel the shares remaining available for grant thereunder as of the effective date of the 2005 Plan.

       As noted above, the Plan is substantially similar to the 1997 Stock Option Plan, with some changes to bring the Plan in line with current legal standards and best practices. For example, the Plan expressly prohibits stock option repricing, as well as the use of discounted stock options. It does not provide for reload option grants and does not allow the replenishing of authorized shares available under the Plan with shares used to pay the exercise price of stock options or taxes due. Free-standing stock appreciation rights (see explanation below) have been added as a permitted type of award. The Company expects to follow similar practices regarding the grant of stock options under the Plan as it does under the 1997 Stock Option Plan. (See page 31 of the P&O Committee Report for a description of such practices.)

       As discussed in the Company's 2004 Annual Report, the Company plans to begin recognizing the fair value of stock option grants as compensation expense in its financial statements beginning July 1, 2005. This information has previously been available in the notes to the Company's annual and quarterly financial statements.

       The Board of Directors unanimously recommends a vote FOR the approval of the 2005 Employee Stock Option Plan.

Description of the Plan

       The following summary of certain major features of the Plan is subject to the specific provisions contained in the full text of the Plan set forth as Appendix B.

       Purpose of Plan. The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers and employees and to link employee incentives directly to the profitability of the Company's businesses and increases in stockholder value.

       Administration; Eligible Participants. The Plan is administered by the P&O Committee, which consists entirely of independent directors. The Committee selects participants from among those executives and other key employees of the Company and its subsidiaries who are in a position to contribute materially to the success of the Company and determines the amounts, times, forms, terms and conditions of grants. Approximately 1,200 employees, including the Named Officers, will be eligible for annual grants under the Plan.

       Type of Awards. Grants may be in the form of stock options (either non-qualified stock options or incentive stock options) to purchase shares of the Company's Common Stock and stock appreciation rights (collectively “stock incentives”). A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, for a stated period of time in the future. A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, either in cash or in stock (as determined by the P&O Committee), for a stated period of time in the future. Stock appreciation rights may be granted on a “free-standing” basis or in conjunction with all or a portion of the shares covered by an option, either at the time of grant or at any time during the term of the option (except that in the case of incentive stock options, such rights may be granted only at the time of grant of such option). The Company currently uses only stock options in its compensation programs and has no immediate plan to use stock appreciation rights, but has included this type of award in the Plan in case they become more advantageous to the Company in light of future changes in law or industry practice.

       Shares Subject to Plan. The Plan provides for grants of stock incentives covering up to forty million (40,000,000) shares of Common Stock (the “Plan Maximum”). Stock appreciation rights to be settled in stock are counted in full against the Plan Maximum, regardless of the number of shares issued upon settlement. The Plan Maximum is increased by the number of stock incentives that are settled in cash or that expire or are cancelled or forfeited without having been exercised (except that the number of shares available for incentive stock option grants is fixed at the original Plan Maximum). The Plan Maximum is not increased by the use of shares to pay the exercise price of stock options or taxes due. Either authorized but unissued shares or treasury shares may be used to fulfill awards under the Plan. In the event of any change in Common Stock, such as a stock split or stock dividend, or a major corporate transaction, such as a merger or consolidation, the Committee may make an appropriate adjustment in the number of shares subject to the Plan and in the terms of any grants. As of March 23, 2005, the closing price of the Common Stock was $52.13 per share as reported for New York Stock Exchange Composite Transactions.

       162(m) Share Limits. To assure the deductibility of awards under the Plan under Section 162(m) of the Internal Revenue Code of 1986, no participant may be granted awards in any one year exceeding 0.5% of the number of issued and outstanding shares of Common Stock (the “Individual Maximum”). In the case of multi-year awards, no participant may be granted an award exceeding the product of the Individual Maximum and the number of years covered by the grant (regardless of how shares are allocated over such period).

       Term of Plan. The Plan has an eight-year term. If approved by stockholders, it will be effective on June 1, 2005 and expire on May 31, 2013.

       Terms and Conditions of Awards. The Committee sets the terms and conditions of awards under the Plan, such as exercise price, term and vesting conditions. In no event may the exercise price per share be less than the fair market value of Common Stock on the date the award is granted. Grants to officers who are subject to Section 16 of the Exchange Act may not be exercised during the six months following the grant date. Currently, the Company's practice is generally to grant stock options with six-year terms that vest in one-third installments over the first three years after the date of grant.

       No Repricing. The Plan expressly prohibits repricing, or reducing the exercise price of a stock option or stock appreciation right without stockholder approval, including the cancellation of an award in conjunction with the grant of a new award at a lower exercise price.

       Method of Exercise. Each stock incentive is exercisable in whole or in part, prior to its cancellation or termination, by written notice to the Company. If an option is being exercised, such notice must be accompanied by payment in full of the purchase price by check or in another form acceptable to the Committee, including shares of Common Stock. The Company may make loans to such participants as the Committee, in its discretion, may determine in connection with the exercise of options in an amount up to the exercise price of the option plus any applicable withholding taxes, except that loans to executive officers are not permitted in accordance with the requirements of the Sarbanes-Oxley Act. In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option exercised.

       Termination of Awards. In general, each stock incentive will terminate upon the earlier of (i) the date fixed by the Committee when the stock incentive is granted or (ii) unless determined otherwise by the Committee, termination of employment or, to the extent the stock incentive was then exercisable, three months after the participant's termination of employment. In the event of death, retirement or disability, the stock incentive may be fully exercised, whether or not it was then exercisable (unless provided otherwise in the stock incentive agreement), for up to three years thereafter. If a participant's employment is terminated for cause, however, his or her ability to exercise any stock incentive terminates.

       Change of Control. In the event of a change of control of the Company (as defined in the Plan), all stock options and stock appreciation rights held by a participant that have not yet terminated become exercisable whether or not then vested.

       Transferability. Awards under the Plan are not transferable, other than (i) by will or the laws of descent or distribution, (ii) in the case of a non-qualified stock option or free-standing stock appreciation right, pursuant to a qualified domestic relations order or (iii) pursuant to guidelines adopted by the Committee, which permit transfer by executives above a certain grade level only to family members or entities set up for the benefit of family members for no consideration.

       Amendment. The Board may amend, alter or discontinue the Plan, without stockholder approval, to the extent it is deemed in the best interests of the Company, except for amendments for which stockholder approval is required by law or agreement or under the rules of the New York Stock Exchange (such as an amendment to increase the total number of shares available for grant under the Plan). Nevertheless, no amendment, alteration or discontinuance may be made that would impair the rights of any outstanding grants of stock incentives, unless otherwise agreed to by the holders thereof, except such an amendment that is necessary to cause any award or transaction under the Plan to comply with applicable law, the rules of the New York Stock Exchange or to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. In no event may any amendment be made that would disqualify any award or transaction under the Plan from this exemption.

       Federal Tax Consequences. The principal federal income tax consequences of the Plan under the Internal Revenue Code of 1986 as presently in effect to participants and the Company are as follows.

       The grant of non-qualified stock options and stock appreciation rights does not result in any taxable income to the participant or in any tax deduction to the Company. Upon the exercise of a non-qualified option, the excess of the market value of the share acquired over its cost to the participant is taxable to the participant as ordinary income and is deductible by the Company. The participant's tax basis for the shares is their fair market value at the time of exercise. Upon the exercise of a stock appreciation right, the cash or fair market value of the stock received is taxable to the participant as ordinary income and is deductible by the Company. The participant's tax basis for any shares received is the market value thereof at the time of exercise. Income realized on the exercise of a non-qualified stock option or stock appreciation right is subject to federal and (where applicable) state and local withholding taxes.

       If a non-qualified stock option is exercised and the option price is paid by exchanging other appreciated shares of the Company's Common Stock for the shares subject to the option, the following tax consequences are applicable: (a) regarding the stock evenly exchanged, no taxable gain or loss will be recognized by the participant and the tax basis and holding period of the old stock carry over to the new stock and (b) regarding the additional shares received, the fair market value of the additional shares will be taxable to the participant as ordinary income, the consequences of which are described above.

       The exercise of an incentive stock option generally will not result in income to the participant if (i) the option is exercised within three months after the termination of employment (with other special rules for death or disability) and (ii) no disposition of the shares received upon exercise is made within two years from the date of grant or within one year after the date of exercise (collectively, the “holding periods”), whichever is later. However, the participant could be subject to the minimum tax on tax preferences upon the exercise of an incentive stock option, depending upon his or her individual tax situation. In the event of a sale of the shares received upon exercise of an incentive stock option after the expiration of the holding periods, any appreciation of the shares received above the exercise price should qualify as capital gain. The Company is not entitled to a tax deduction with respect to the exercise of an incentive stock option nor with respect to any disposition of the acquired shares after the expiration of the holding periods. However, if such shares are sold by the participant before the end of the holding period, the participant will recognize income and the Company will be entitled to a deduction equal to the lesser of the fair market value of the shares on the date of exercise minus the option price, or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion will be taxable as long-term or short-term capital gain, depending on the holding period.

       New Plan Benefits. The amounts of awards to be made under the Plan if approved is not currently determinable, but the Committee intends to make awards under the Plan consistent with its historical practices. See the “2004 Individual Grants” table on page 23 for information about stock option grants to the Named Officers in 2004. Executive officers as a group received 1,035,600 stock options in 2004, and all other employees received 3,473,185 stock options in 2004.

       Information Regarding Existing Equity Compensation Plans. The following table provides information as of the end of 2004 regarding securities of the Company to be issued and remaining available for issuance under the Company's existing equity compensation plans, all of which have been approved by stockholders.

Equity Compensation Plan Information
as of December 31, 2004

	(a)	(b)	(c)

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (in thousands)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (in thousands)

Equity compensation plans approved by security holders	43,429 [1]	$49 [2]	1,581 [3]

Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable

Total	43,429	$49	1,581

[1]	Consists of 41,041 options outstanding and 2,388 restricted shares awarded but not yet vested.
[2]	Includes weighted average exercise price of stock options outstanding of $52 and restricted shares of $0.
[3]	Amount related to options available for issuance under the 1997 Stock Option Plan. As noted above, if the 2005 Employee Stock Option Plan is approved by stockholders, the Company will terminate the 1997 Stock Option Plan and cancel the shares remaining available for grant thereunder as of the effective date of the 2005 Employee Stock Option Plan. The amount of restricted shares available for issuance under the Executive Incentive Compensation Plan during any given calendar year is 0.25% of the Company's common stock outstanding as of January 1st of such calendar year, plus any available restricted shares from prior years that were not granted.

Recommendation

       The Board of Directors believes that approval of the Colgate-Palmolive Company 2005 Employee Stock Option Plan is in the best interests of all stockholders and, accordingly, recommends a vote FOR the proposed plan.

PROPOSAL 4: APPROVAL OF THE COLGATE-PALMOLIVE COMPANY
2005 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

Introduction

       The Company is requesting stockholders to approve the 2005 Colgate-Palmolive Company Non-Employee Director Stock Option Plan (the “2005 Director Stock Option Plan” or the “Plan”), which the Board of Directors approved on January 13, 2005, for recommendation to stockholders. The 2005 Director Stock Option Plan will replace the Non-Employee Director Stock Option Plan, previously approved by stockholders in 1994, which expired on December 31, 2004.

       The proposed Plan is substantially similar to the expired Non-Employee Director Stock Option Plan. Both provide for a fixed grant of 4,000 stock options per year, made on the same date in February of each year, with the exercise price set at fair market value on the date of grant. This grant is available only to non-employee directors. The proposed new Plan has been updated to bring it in line with current legal standards and best practices. For example, the Plan expressly prohibits stock option repricing. It does not provide for reload option grants and does not allow the replenishing of authorized shares available under the Plan for shares used to pay the exercise price of stock options or taxes due.

       The Company believes that its success depends in large measure on its continued ability to attract and retain independent directors with appropriate experience in business, education and public service fields, international experience and strong moral and ethical character, who are motivated to exert their best efforts on behalf of the Company. The Company believes that including stock options in the non-employee director compensation program promotes the long-term success of the Company by further aligning the interests of directors with the interests of the Company and its stockholders. The annual stock option grant is complemented by an annual grant of 2,600 shares of Common Stock to non-employee directors. On average, 86% of director compensation is paid in stock. Directors are required under the Company's stock ownership guidelines to hold Common Stock equal to five times their annual fee. (See page 15 for a description of all components of director compensation.)

       The Board of Directors unanimously recommends a vote FOR the approval of the 2005 Non-Employee Director Stock Option Plan.

Description of the 2005 Director Stock Option Plan

       The following summary of certain major features of the 2005 Director Stock Option Plan is subject to the specific provisions contained in the full text of the Plan set forth as Appendix C.

       Purpose of Plan. The purpose of the Plan is to attract and retain qualified persons to serve as directors of the Company, to enhance the equity interest of directors in the Company, to solidify the common interests of directors and stockholders, and to encourage the highest level of director performance by providing them with a proprietary interest in the Company's performance and progress.

       Eligible Participants. Only non-employee directors, i.e., directors who are not officers or employees of the Company or any subsidiary of the Company, receive stock options under the Plan. (Currently, all members of the Board of Directors with the exception of Mr. Mark are non-employee directors.)

       Fixed Annual Award. On February 17th of each year, or the first business day thereafter, each non-employee director receives an option to purchase 4,000 shares of Common Stock, with the exercise price set at the fair market value of the Common Stock on the date of grant. In February 2005 each non-employee director received this annual grant, subject to stockholder approval of the Plan at the Annual Meeting.

       Terms of Awards. As noted above, the exercise price of options granted under the Plan is the fair market value of the Common Stock on the date of grant. The term of each option is 10 years, unless the Board chooses to set a shorter time at or prior to the time of grant. Options vest in equal installments over three years.

       Shares Subject to Plan. The total number of shares of Common Stock available for grant under the Plan is 400,000. This amount is increased by the number of options granted under the Plan that expire or are cancelled or forfeited without having been exercised. It is not increased, however, by the use of shares to pay the exercise price of stock options or taxes due. In the event of any change in Common Stock, such as a stock split or stock dividend, or a major corporate transaction, such as a merger or consolidation, the Board may make an appropriate adjustment in the number of shares subject to the Plan and in the terms of any grants. As of March 23, 2005, the closing price of the Common Stock was $52.13 per share as reported for New York Stock Exchange Composite Transactions.

       Term of Plan. The Plan has an eight-year term. If approved by stockholders, it will be effective as of January 13, 2005 and expire on December 31, 2012.

       No Repricing. The Plan expressly prohibits repricing, or reducing the exercise price of a stock option without stockholder approval, including the cancellation of an award in conjunction with the grant of a new award at a lower exercise price.

       Method of Exercise. Stock options granted under the Plan are exercisable in whole or in part, prior to their cancellation or termination, by written notice to the Company, if accompanied by payment in full of the purchase price by check or in another form acceptable to the Company, including shares of Common Stock. No loans from the Company may be made in connection with such exercise in accordance with the requirements of the Sarbanes-Oxley Act.

       Termination of Awards. In general, each stock option will terminate upon the earlier of (i) the end of its fixed term or (ii) termination of directorship or, to the extent a stock option was then exercisable, three months after the termination of directorship. In the event of death, retirement or disability, the stock option may be fully exercised, whether or not it was then exercisable, for up to three years thereafter. If a directorship is terminated for cause, however, the director's ability to exercise any stock option granted under the Plan terminates.

       Change of Control. In the event of a change of control of the Company (as defined in the Plan), all stock options granted under the Plan that have not yet terminated become exercisable whether or not then vested.

       Transferability. Stock options granted under the Plan are not transferable, other than (i) by will or the laws of descent or distribution, (ii) pursuant to a qualified domestic relations order or (iii) pursuant to guidelines adopted by the Committee, which permit transfer only to family members or entities set up for the benefit of family members for no consideration.

       Amendment. The Board may amend, alter or discontinue the Plan, without stockholder approval, to the extent it is deemed in the best interests of the Company, except for amendments for which stockholder approval is required by law or agreement or under the rules of the New York Stock Exchange (such as an amendment to increase the total number of shares available for grant under the Plan). Nevertheless, no amendment, alteration or discontinuance may be made that would impair the rights of the holders of outstanding stock options, unless otherwise agreed to by the holders thereof, except such an amendment that is necessary to cause any award or transaction under the Plan to comply with applicable law, the rules of the New York Stock Exchange or to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. In no event may any amendment be made that would disqualify any award or transaction under the Plan from this exemption.

       Federal Tax Consequences. The principal federal income tax consequences of the Plan under the Internal Revenue Code of 1986 as presently in effect to participants and the Company are as follows.

       Stock options under the Plan are non-qualified stock options for Internal Revenue Code purposes. The grant of non-qualified stock options does not result in any taxable income to the participant or in any tax deduction to the Company. Upon the exercise of a non-qualified option, the excess of the market value of the share acquired over its cost to the participant is taxable to the participant as ordinary income and is deductible by the Company. The participant's tax basis for the shares is their fair market value at the time of exercise.

       If a non-qualified stock option is exercised and the option price is paid by exchanging other appreciated shares of the Company's Common Stock for the shares subject to the option, the following tax consequences are applicable: (a) regarding the stock evenly exchanged, no taxable gain or loss will be recognized by the participant and the tax basis and holding period of the old stock carry over to the new stock and (b) regarding the additional shares received, the fair market value of the additional shares will be taxable to the participant as ordinary income, the consequences of which are described above.

       New Plan Benefits. As noted above, in February 2005 each non-employee director received an option to purchase 4,000 shares of Common Stock, the fixed annual grant under the Plan. These grants are subject to stockholder approval of the Plan at the Annual Meeting.

       Information Regarding Existing Equity Compensation Plans. For year-end information regarding shares to be issued and available for issuance under the Company's existing equity compensation plans, please refer to the “Equity Compensation Plan Information” table appearing on page 40 above.

Recommendation

       The Board of Directors believes that approval of the Colgate-Palmolive Company 2005 Non-Employee Director Stock Option Plan is in the best interests of all stockholders and, accordingly, recommends a vote FOR the proposed plan.

PROPOSAL 5: STOCKHOLDER PROPOSAL

       William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, owner of 1,000 shares of Common Stock, has informed the Company in writing that he intends to offer the following resolution for consideration at the Annual Meeting.

5—Subject Non-Deductible Executive Compensation to Shareholder Vote

RESOLVED, shareholders recommend that our Corporation's by-laws be amended by adding the following new Section:

“Section A.1. Executive Compensation. From the date of adoption of this section no officer of the Corporation shall receive annual compensation in excess of the limits established by the U.S. Internal Revenue Code for deductibility of employee remuneration, without approval by a vote of the majority of the stockholders within one year preceding the payment of such compensation. The only exception would be interference with un-removable contractual obligations prior to this proposal.

For purposes of the limit on executive compensation established by this Section, the Corporation may exclude compensation that qualifies either as “performance-based compensation” or as an “incentive stock option” within the meaning of the Internal Revenue Code only if:

(a) in the case of performance-based compensation, the Corporation shall first have disclosed to stockholders the specific performance goals and standards adopted for any performance-based compensation plan, including any schedule of earned values under any long-term or annual incentive plan; and

(b) in the case of incentive stock options, the Corporation shall record as an expense on its financial statements the fair value of any stock options granted.”

This proposal was submitted by William Steiner, 112 Abbottsford Gate, Piermont, NY 10968.

This proposal would require that our company not pay any executive compensation in excess of the amount the Internal Revenue Code permits to be deducted as an expense for federal income tax purposes, without first securing shareholder approval.

Currently, the Code provides that publicly held corporations generally may not deduct more than $1 million in annual compensation for any of the company's five highest-paid executives. The Code provides an exception for certain kinds of “performance-based compensation.”

Under this proposal our company would be able to pay “performance-based compensation” in excess of the deductibility limit, so long as the company has disclosed to shareholders the performance goals and standards the Board has adopted under these plans. This proposal also provides an exception for incentive stock options, if the Board has recorded the expense of such options in its financial statements.

A proposal similar to this was submitted by Amanda Kahn-Kirby to MONY Group and received a 38% yes-vote as a more challenging binding proposal at the MONY 2003 annual meeting. The 38% yes-vote was more impressive because:

       1) This was the first time this proposal was ever voted.

       2) The proponent did not even solicit shareholder votes.

I think it is reasonable to require our company to fully disclose to shareholders both the costs and the terms of its executive compensation plans, if the Board wishes to pay executives more than the amounts that are generally deductible under federal income taxes.

COMPANY RESPONSE

Your Board of Directors recommends a vote against this stockholder proposal for the following reasons:

The Company's Executive Compensation Program Serves the Long-Term Interests of Stockholders

       The Personnel & Organization Committee (“P&O Committee”) of the Board (comprised entirely of independent directors) believes that the executive compensation program of the Company is strongly aligned with the best interests of stockholders and serves well the corporate goals and strategies of the Company. As described in detail in the P&O Committee Report on Executive Compensation earlier in this Proxy Statement, one of the most important principles underlying the P&O Committee's compensation philosophy is pay for performance. The Company provides stockholders with comprehensive information about its executive compensation program both annually in its proxy statement and periodically throughout the year.

The Company Strives to Preserve Deductibility Under Section 162(m)

       In general, Section 162(m) governs the deductibility under the federal income tax code of compensation paid to the executive officers listed in the Summary Compensation Table on page 21. As stated in the P&O Committee Report, the Company's policy is to preserve deductibility under Section 162(m) wherever possible, consistent with the need to attract and retain talented executives. To this end, the Company's incentive compensation plans, all of which are stockholder approved, are designed to maximize the ability of the Company to grant tax deductible awards.

       The P&O Committee believes it would be unwise to formally mandate this tax provision in a manner that may restrict the Company's ability to attract and retain high caliber executives to lead the Company. Thus there are times when the Committee believes it is appropriate to approve non-deductible compensation for special recognition, retention or other purposes, such as to meet competitive standards. This is done in conjunction with a careful and ongoing benchmarking program to ensure that the Company's overall compensation program is in line with those of the Comparison Group. (See the P&O Committee Report, beginning on page 28.)

The Company Plans to Expense Stock Options

       As discussed in the Company's 2004 Annual Report, the Company plans to begin recognizing the fair value of stock option grants as compensation expense in its financial statements beginning July 1, 2005. This information has previously been available in the notes to the Company's financial statements.

Implementation of the Proposal Would Be Costly and Impractical

       Calling a special meeting of shareholders to approve the compensation of a potential executive candidate or existing executives would be both expensive and time consuming. Indeed, given the impracticality of obtaining such shareholder approval on a timely basis, this proposal amounts, in effect, to a cap on compensation.

Independent Directors Should Be Free To Exercise Their Best Judgment in Compensation Matters

       The P&O Committee is composed solely of independent directors and devotes substantial time and attention throughout the year to executive compensation matters, including periodic reviews with independent third party consultants, with the goal of aligning compensation with shareholder interests and furthering corporate goals and strategy. The independent directors need discretion and flexibility to be able to perform this role effectively. This stockholder proposal would put an undue constraint on the independent directors' ability to exercise judgment and could place your Company at a serious competitive disadvantage.

       For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

OTHER INFORMATION

Future Stockholder Proposals

       Under the rules of the SEC, if you wish us to include a proposal in the Proxy Statement for next year's Annual Meeting of Stockholders, we must receive it no later than December 2, 2005.

       Under the Company's By-Laws, if you wish to submit a proposal for consideration at next year's Annual Meeting, the Secretary of the Company must receive your proposal at least 60 days but not more than 90 days prior to the date of the meeting. Generally, the Company holds its Annual Meeting of Stockholders during the first or second week of May. Your proposal also must comply with certain information requirements set forth in the Company's By-Laws. You may obtain a copy of our By-Laws from the Secretary. These requirements apply to any matter that a stockholder wishes to raise at the Annual Meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act. The deadline under the Company's By-Laws for receiving proposals for consideration at this year's Annual Meeting was March 7, 2005.

Nominations for Director

       The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders in writing and in accordance with the information and timely notice requirements of the Company's By-Laws. The deadlines for nominations for this year's and next year's Annual Meetings are described above under “Future Stockholder Proposals”.

Cost and Methods of Soliciting Proxies

       We pay the cost of soliciting proxies for the meeting. Proxies may be solicited in person by our employees, or by mail, courier, telephone, facsimile or e-mail. In addition, we have retained D.F. King & Co. Inc. to solicit proxies by mail, courier, telephone, facsimile and e-mail and to request brokerage houses and other nominees to forward soliciting material to beneficial owners. We will pay a fee of approximately $21,000 to D.F. King & Co. plus expenses for these services.

Available Information

       The Company's website address is www.colgate.com. The information contained on the Company's website is not included as a part of, or incorporated by reference into, this Proxy Statement. The Company makes available, free of charge on its Internet website, its annual reports on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company has electronically filed such material with, or furnished it to, the SEC. Also available on the Company's website are the Company's Code of Conduct and Corporate Governance Guidelines, the charters of the Committees of the Board of Directors and reports under Section 16(a) of the Exchange Act of transactions in Company stock by directors and officers. Copies of these materials are also available free of charge from the Company's Investor Relations department by calling (800) 850-2654 or (212) 310-2575.

Other Business

       As of the date of this Proxy Statement's printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting, the members of the Proxy Committee named in the enclosed proxy card have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

By order of the Board of Directors.

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary

APPENDIX A

Colgate-Palmolive Company
Director Independence Standards

March 10, 2005

      Independence promotes integrity, accountability and effective oversight. It is Colgate's policy to have a Board of Directors comprised of a substantial majority of independent directors, and since 1989 the Board of Directors has been comprised entirely of independent directors, with the exception of the Chief Executive Officer.

      The Board of Directors defines an independent director as a director who has no direct or indirect material relationship with Colgate or any of its officers, other than as a director or shareholder of Colgate. Stated simply, an independent director must be free of any relationship with Colgate or its senior management that may in fact or appearance impair the director's ability to make independent judgments or compromise the director's objectivity and loyalty to shareholders.

      There are many different types of relationships between directors and the Company that may be material and preclude a finding of independence, including employment, advisory, business, financial, charitable, family and personal relationships. When examining these relationships, it is important to consider a director's ties to the Company's senior management and its other directors, which also may affect a director's actual or perceived independence.

      The Board shall review and make an affirmative determination regarding each director's independence at least once each year and more frequently as necessary due to changes in circumstance that may affect an individual director's independence. In making its determinations regarding independence, the Board shall consider all relevant facts and circumstances and shall apply the following guidelines:

      Independent directors should not be current or former Colgate employees. During the last ten years, the director was not an employee of Colgate, and, during the last five years, none of the director's immediate family members was an employee of Colgate.

      Independent directors should not serve as or be affiliated with advisors to Colgate or its senior management. During the last five years, neither the director nor an immediate family member of the director (i) served as a paid advisor or consultant to Colgate or any officer of Colgate, (ii) had a five percent or greater interest in or was a principal, executive officer or, in the case of the director, an employee of a company that served as a paid advisor or consultant to Colgate or any officer of Colgate, or (iii) had a personal services contract with Colgate or any officer of Colgate. In the case of officers, such advisory or consulting services shall include those provided regarding all matters, whether personal or business.

      Independent directors should not receive compensation from Colgate other than board and committee fees. During the last five years, neither the director nor an immediate family member of the director received more than $10,000 per year in compensation from Colgate (other than director compensation and expenses). (For fees covered by the immediately preceding paragraph, there shall be no de minimis $10,000 exception pursuant to such paragraph.)

      Independent directors should not do business with Colgate. During the last five years, if the director or an immediate family member of the director had a five percent or greater interest in or was a principal, executive officer or, in the case of the director, an employee of a company that made payments to or received payments from Colgate for property or services, such payments, in any single fiscal year, did not exceed the greater of $1 million or 2% of such company's consolidated gross revenues.

      Independent directors should not borrow or lend funds to Colgate or its senior management. Loans between directors and the Company or its senior management are absolutely prohibited. In addition, during the last five years, if the director or an immediate family member of the director had a five percent or greater interest in or was a director, principal, executive officer or, in the case of the director, an employee of a company that was indebted to Colgate or any officer of Colgate, or to which Colgate or any officer of Colgate was indebted, the total amount of such indebtedness was not more than 2% of the total consolidated assets of such company.

      Independent directors should not make investments with Colgate or its senior management. During the last five years, neither the director nor an immediate family member of the director had a five percent or greater interest in or was a director, principal, executive officer or, in the case of the director, an employee of a company in which Colgate or any officer of Colgate made an aggregate investment of more than 1% of the total consolidated assets of such company. In addition, directors and their immediate family members shall not make joint investments, including purchases of assets, with officers or executives of Colgate or other directors.

A-1

      Independent directors should not have a leadership role in charitable organizations supported by Colgate. During the last five years, if the director or an immediate family member of the director was an officer, director or trustee of a charitable organization, Colgate's discretionary contributions to that organization, in any single fiscal year, did not exceed the lesser of $25,000 or 1% of that organization's consolidated gross revenues. Colgate's matching of director and employee charitable contributions will not be included in Colgate's discretionary contributions for this purpose.*

      Independent directors should not serve as or be affiliated with Colgate's auditors. During the last five years, (i) the director was not affiliated with or employed by a present or former internal or external auditor of Colgate (a “Colgate Auditor”) and (ii) no immediate family members of the director were affiliated with or employed in a professional capacity by a Colgate Auditor. “Affiliation” includes being a partner of a firm or having another relationship with a firm that the Board determines may impair a director's independence, and “employment in a professional capacity” includes participation in a firm's audit, assurance or tax compliance practice.

      Independent directors should not serve on interlocking boards of directors or compensation committees. During the last five years, neither the director nor an immediate family member of the director was an executive officer of another company where any of Colgate's present officers serve on that company's board of directors or compensation committee.

      Independent directors should not have any other relationship with Colgate or its senior management or with another director that may impair the director's ability to make independent judgments. If, during the last five years, a director or an immediate family member of the director had a relationship with Colgate, an officer of Colgate or another director that does not fit within the relationships described above, the Board has determined that the existence of such relationship does not in fact or appearance impair the director's ability to make independent judgments or compromise the director's objectivity and loyalty to shareholders. Such relationships could include voting arrangements and personal, economic or professional ties between a director and an officer of Colgate or another Colgate director. Directors shall notify the Nominating and Corporate Governance Committee of any such arrangements or ties they have with officers of Colgate or other directors.

      In applying the foregoing guidelines, the following definitions shall be used:

•	“Colgate” means Colgate-Palmolive Company and its subsidiaries.

•	A “company” means any corporation, partnership, trust, limited liability company, association, joint venture or other foreign or domestic entity of any kind.

•	A director's “immediate family members” are the director's spouse, parents, children, grandchildren, siblings, nieces, nephews, mothers-in-law and fathers-in-law, sons-in-law and daughters-in-law, brothers-in-law and sisters-in-law and anyone who shares the director's home (other than domestic employees).

•	An “officer” of Colgate means officers elected by the Board of Directors.

*	Similarly, under Colgate policy, Colgate and officers of Colgate are not permitted to solicit director support for charitable organizations that officers of Colgate or their immediate family members serve as officers, directors or trustees.

A-2

APPENDIX B

Colgate-Palmolive Company
2005 Employee Stock Option Plan

SECTION 1. Purpose; Definitions

      The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company and its subsidiaries with a stock plan providing incentives directly linked to the profitability of the Company's businesses and increases in stockholder value.

      For purposes of the Plan, the following terms are defined as set forth below:

      (a) “Affiliate” means a corporation or other entity controlled by the Company and designated by the Committee from time to time as such.

      (b) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

      (c) “Award” means an award of Stock Appreciation Rights or Stock Options.

      (d) “Board” means the Board of Directors of the Company.

      (e) “Cause” means (1) conviction of a Participant for committing a felony under federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Participant's employment duties, or (3) willful and deliberate failure on the part of a Participant to perform his employment duties in any material respect, or such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

      (f) “Change in Control” has the meaning set forth in Section 7(b).

      (g) “Free-Standing SAR” has the meaning set forth in Section 5(a).

      (h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      (i) “Commission” means the Securities and Exchange Commission or any successor agency.

      (j) “Committee” means the Committee referred to in Section 2.

      (k) “Common Stock” means common stock, par value $1.00 per share, of the Company.

      (l) “Company” means Colgate-Palmolive Company, a Delaware corporation.

      (m) “Disability” means permanent and total disability as determined under Company procedures in effect on the effective date of the Plan or as otherwise established by the Committee for purposes of the Plan.

      (n) “Disaffiliation” means a subsidiary's or Affiliate's ceasing to be a subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the subsidiary or Affiliate) or a sale of a division of the Company or its Affiliates.

      (o) “Early Retirement” means retirement from active employment with the Company, a subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

      (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      (q) “Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock during normal trading hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

      (r) “Incentive Stock Option” or “ISO” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

      (s) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

      (t) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

      (u) “Normal Retirement” means retirement from active employment with the Company, a subsidiary or Affiliate at or after age 65.

      (v) “Participant” means one of the individuals to whom Awards have been granted from time to time and any authorized transferee of such individual.

      (w) “Plan” means the Colgate-Palmolive Company 2005 Employee Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

      (x) “Retirement” means Normal or Early Retirement.

      (y) “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

      (z) “Stock Appreciation Right” means a stock appreciation right granted under Section 5.

      (aa) “Stock Option” means an option granted under Section 5.

      (bb) “Tandem SAR” has the meaning set forth in Section 5(a).

      (cc) “Termination of Employment” means the termination of the Participant's employment with the Company and any subsidiary or Affiliate. A Participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its subsidiaries and Affiliates shall not be considered Terminations of Employment.

      In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration

      The Plan shall be administered by the Personnel & Organization Committee designated by the Board pursuant to the Company's By-Laws. If at any time there is no such Personnel & Organization Committee, or such Personnel & Organization Committee shall fail to be composed of at least two directors each of whom is both (1) a Non-Employee Director and (2) an “outside director” within the meaning of Section 162(m)(4) of the Code, the Plan shall be administered by a Committee selected by the Board and composed of not less than two individuals, each of whom shall be such a Non-Employee Director and such an outside director.

      The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Company and its subsidiaries and Affiliates.

      Among other things, the Committee shall have the authority, subject to the terms of the Plan, to:

(a) Select the officers and employees to whom Awards may from time to time be granted;

(b) Determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights or any combination thereof are to be granted hereunder;

(c) Determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) Determine the terms and conditions of any Award granted hereunder (including, but not limited to, the exercise price (subject to Section 5(c)(1)), any vesting condition, restriction or limitation and any acceleration of vesting or waiver of forfeiture regarding any Award (subject to Section 5(c)(3)) and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e) Subject to the provisions of Section 8, modify, amend or adjust the terms and conditions of any Award, at any time or from time to time; and

(f) Subject to Section 6, determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred.

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

      The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or listing standards of the Applicable Exchange and subject to Section 162(m) of the Code, (1) authorize the delegation to designated officers or employees of the Company such of its powers and authority under the Plan as it deems appropriate (provided that no such authorization may be made that would cause Awards or other transactions under the Plan to fail to be exempt from Section 16(b) of the Exchange Act) and (2) authorize any one or more of the members of the Committee or any designated officer or employee of the Company to execute and deliver documents on behalf of the Committee.

      Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate(s) at the time of the grant of the Award or, unless in contravention of any express term of the

Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer(s) or employee(s) pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

SECTION 3. Common Stock Subject to Plan

      The total number of shares of Common Stock reserved and available for issuance pursuant to Awards under the Plan shall be 40,000,000 (the “Plan Maximum”). Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the Plan Maximum, regardless of the number of shares issued upon settlement of the Stock Appreciation Right. However, except for purposes of determining the number of shares available for issuance pursuant to Incentive Stock Options (which shall not exceed such number), the Plan Maximum shall be increased by the number of Awards which have been settled in cash or terminated without exercise upon expiration, cancellation, forfeiture or otherwise. The number of shares of Common Stock covered by Awards granted to any one participant shall not exceed the greater of (a), in any one year, 0.5% of the number of shares of Common Stock outstanding as of the December 31 preceding the grant (as adjusted pursuant to the final paragraph of this Section) or (b) in the case of a multi-year grant, the product of the amount in (a) and the number of years for which the grant is intended (regardless of how such shares are allocated over such period). Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

      In the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event affecting the capital structure of the Company or a corporate transaction, such as any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, separation, including a spin-off, or other distribution of stock or property of the Company (including an extraordinary cash dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, or similar event affecting the Company or any of its subsidiaries or Affiliates (a “Corporate Transaction”), the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the aggregate limit on grants to individuals, in the number, kind and exercise price of shares (or other property, including without limitation, cash) subject to outstanding Stock Options and Stock Appreciation Rights, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. In the case of Corporate Transactions, such adjustments may include, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock may receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of such consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid). Notwithstanding the foregoing: (i) any adjustments made pursuant to this paragraph to Awards that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A; (ii) any adjustments made pursuant to this paragraph to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this paragraph to the extent the existence of such authority would cause an Award that is not intended to be subject to Code Section 409A at the time of grant to be subject thereto.

SECTION 4. Eligibility

      Officers and employees of the Company, its subsidiaries and Affiliates who are in a position to contribute materially to the success of the Company, its subsidiaries or Affiliates are eligible to be granted Awards under the Plan. No grant shall be made under this Plan to a director who is not an officer or a salaried employee of the Company, its subsidiaries or Affiliates.

SECTION 5. Stock Options and Stock Appreciation Rights

      (a) Types of Awards. The Committee shall have authority to grant the following types of Awards either alone or in combination, provided, however, that grants hereunder are subject to the aggregate limit on grants to individual Participants set forth in Section 3.

(1) Types of Options. Stock Options may be of two types: Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option. Anything in the Plan to the contrary notwithstanding, except for actions taken by the Committee or the Board pursuant to the second paragraph of Section 3, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

(2) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, shares of Common Stock, or both, in value equal to the product of (i) the excess of the Fair Market Value of one share of Common Stock over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of shares of Common Stock in respect of which the Stock Appreciation Right has been exercised. The applicable award agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(3) Tandem SARs. A Tandem SAR may be granted at the grant date of the related Stock Option or, in the case of a related Nonqualified Stock Option, at any time after the grant date thereof while the related Nonqualified Stock Option remains outstanding. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

      (b) Award Agreements. Awards shall be evidenced by award agreements, the terms and provisions of which may differ. An award agreement for a Stock Option shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of an Award shall occur on the date the Committee, by resolution, selects an individual to be a Participant in any grant of an Award, determines the number of shares of Common Stock to be subject to such Award to be granted to such individual and specifies the terms and provisions of the Award. The Company shall notify a Participant of any grant of an Award, and a written award agreement or agreements shall be duly executed and delivered by the Company to the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant.

      (c) Terms and Conditions of Awards. Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(1) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option or Free-Standing SAR shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option or Free-Standing SAR on the date of grant.

(2) Term. The term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

(3) Exercisability. Except as otherwise provided herein, Stock Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option or Free-Standing SAR is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option or Free-Standing SAR. Notwithstanding the foregoing, in the case of an award of a Stock Option or Free-Standing SAR to a Participant who is an officer subject to Section 16 of the Exchange Act, the Participant may not exercise the Stock Option or Free-Standing SAR during the six months immediately following the grant date.

(4) Method of Exercise. (i) Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable award term by giving written notice of exercise to the Company specifying the number of shares of Common Stock as to which the Stock Option or Free-Standing SAR is being exercised.

(ii) In the case of an exercise of a Stock Option, such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. Unless otherwise determined by the Committee, such payment may also be made in full or in part in the form of unrestricted Common Stock (by delivery of the shares or attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Common Stock may be authorized only at the time the Stock Option is granted.

To the extent permitted by applicable law, the Company may make loans to such Participants as the Committee, in its discretion, may determine in connection with the exercise of Stock Options in an amount up to the exercise price of the Stock Option to be exercised plus any applicable withholding taxes. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the shares covered by the Stock Option, or portion thereof, exercised by the Participant. Such loans shall be subject to such terms and conditions as the Committee shall determine. Every loan shall comply with all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

To the extent permitted by applicable law, unless otherwise determined by the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

No shares of Common Stock shall be issued upon exercise of a Stock Option until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 10(a).

(5) Nontransferability of Awards. No Award shall be transferable by a Participant other than (1) by will or by the laws of descent and distribution; (2) in the case of a Nonqualified Stock Option or a Free-Standing SAR, pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder); or (3) as otherwise determined by the Committee (provided that no such determination may be made that would cause Awards or other transactions under the Plan to fail to be exempt under Section 16(b) of the Exchange Act, and Tandem SARs shall be transferable only to permitted transferees of the underlying Stock Option in accordance with this Section 5(c)(5)). Consideration may not be paid for the transfer of an Award under any of the circumstances described in the preceding sentence. All Awards shall be exercisable, subject to the terms of this Plan, only by the Participant to whom it was granted or by his or her guardian or legal representative, or, in the case of a Nonqualified Stock Option, his or her alternative payee pursuant to such qualified domestic relations order, or the recipient of a transfer of such Award permitted pursuant to clause (3) of the first sentence of this paragraph, it being understood that the terms “Participant,” “holder” and “optionee” include the guardian and legal representative of the Participant named in the applicable award agreement and any permitted transferee thereof. In the event of any transfer of a Stock Option or Stock Appreciation Right, notwithstanding anything to the contrary in this Plan, Termination of Employment of the original Participant shall be determinative.

(6) Termination by Reason of Death. Unless otherwise determined by the Committee, if a Participant's employment terminates by reason of death, any Award held by such Participant may thereafter be fully exercised (whether or not the Award was fully exercisable) for a period of three years from the date of such death or until the expiration of the stated term of such Award, whichever period is the shorter.

(7) Termination by Reason of Disability or Retirement. Unless otherwise determined by the Committee, if a Participant's employment terminates by reason of Disability or Retirement, any Award held by such Participant may thereafter be fully exercised by the Participant (whether or not the Award was fully exercisable, unless provided otherwise in the applicable award agreement) for a period of three years from the date of such termination of employment or until the expiration of the stated term of such Award, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(8) Other Termination. Unless otherwise determined by the Committee: (i) if a Participant incurs a Termination of Employment for Cause, all Awards held by such Participant shall thereupon terminate; and (ii) if a Participant incurs a Termination of Employment for any reason other than death, Disability, Retirement or Cause, any Award held by such Participant, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Award's term; provided, however, that if the Participant dies within such three-month period, any unexercised Award held by such Participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of three years from the date of such death or until the expiration of the stated term of such Award, whichever period is the shorter. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

SECTION 6. Deferral

      The Committee may establish procedures whereby Participants may elect to defer the receipt of shares or cash in settlement of Awards for a specified period or until a specified event, provided, however, it is the intention of the Committee that no Award shall be “deferred compensation” subject to Code Section 409A, unless and to the extent that the Committee specifically determines otherwise as provided in the next sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto, shall be set forth in writing, and shall comply in all respects with Code Section 409A.

SECTION 7. Change in Control Provisions

      (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Awards outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

      (b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (i) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) Any acquisition by the Company, (iii) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Company controlled by the Company, or (iv) Any acquisition by any company pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this Section 7(b); or

(2) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 7(b), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(3) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 8. Term, Amendment and Termination

      The Plan will terminate on May 31, 2013. Awards outstanding as of the date of any such termination shall not be affected or impaired by the termination of the Plan.

      The Board may amend, alter, or discontinue the Plan to the extent it deems appropriate in the best interest of the Company, but no amendment, alteration or discontinuation shall be made which would (1) impair the rights of a Participant under an Award theretofore granted without such Participant's consent, except such an amendment which is necessary to cause any Award or transaction under the Plan to comply with applicable law, the rules of the Applicable Exchange or any accounting rules or to qualify, or to continue to qualify, for the exemption provided by Rule 16b-3, or (2) disqualify any Award or transaction under the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement or the rules of the Applicable Exchange.

      The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided, however, (i) no such amendment shall impair the rights of any holder without the holder's consent except such an amendment which is necessary to cause any Award or transaction under the Plan to comply with applicable law, the rules of the Applicable Exchange or any accounting rules or to qualify, or to continue to qualify, for the exemption provided by Rule 16b-3 and (ii) in no event may any Stock Option or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 3, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes or under the rules of the Applicable Exchange, as a “repricing” of such Stock Option or Free-Standing SAR, unless such amendment, cancellation or action is approved by the Company's stockholders.

      Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules without stockholder approval.

SECTION 9. Unfunded Status of Plan

      It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 10. General Provisions

      (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(2) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

      (b) Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

      (c) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.

      (d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

      (e) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid or by whom any rights of the Participant, after the Participant's death, may be exercised.

      (f) In the case of a grant of an Award to any employee of a subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

      (g) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

      (h) The Committee may grant Awards to employees who are foreign nationals or who are employed by the Company or any of its subsidiaries or Affiliates outside the United States of America, which Awards may have terms and conditions that differ from other Awards granted under the Plan in order to fairly accommodate for differences in local law, tax policy or custom and/or may approve such supplements to or amendments, restatements or alternative versions of the Plan as the Committee may consider necessary or appropriate for such purposes (without affecting the terms of the Plan for any other purpose).

      (i) If any provision of the Plan is found not to be in compliance with Delaware or other applicable law, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Delaware or such other applicable law.

SECTION 11. Effective Date of Plan

      The Plan shall be effective on June 1, 2005, subject to the approval of stockholders at the 2005 Annual Meeting of Stockholders.

APPENDIX C

Colgate-Palmolive Company
2005 Non-Employee Director Stock Option Plan

SECTION 1. Purpose; Definitions.

      The purpose of the Plan is to attract and retain qualified persons to serve as directors of the Company, to enhance the equity interest of directors in the Company, to solidify the common interests of the Company's directors and stockholders, and to encourage the highest level of director performance by providing them with a proprietary interest in the Company's performance and progress.

      For purposes of the Plan, the following terms are defined as set forth below:

      “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

      “Board” means the Board of Directors of the Company.

      “Cause” means (a) conviction of a Participant for committing a felony under federal law or the law of the state in which such action occurred, (b) dishonesty in the course of fulfilling a Participant's duties as a member of the Board, or (c) willful and deliberate failure on the part of a Participant to perform his or her duties as a member of the Board in any material respect.

      “Change of Control” has the meaning set forth in Section 6(b).

      “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      “Committee” means the Employee Relations Committee of the Company or any successor committee thereto.

      “Common Stock” means common stock, par value $1.00 per share, of the Company.

      “Company” means the Colgate-Palmolive Company, a Delaware corporation.

      “Disaffiliation” means a subsidiary or affiliate of the Company ceasing to be a subsidiary or affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the subsidiary or affiliate) or a sale of a division of the Company or its affiliates.

      “Disability” with respect to a Participant means physical or mental disability, whether total or partial, that prevents the Participant from performing his duties as a member of the Board for a period of six consecutive months.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      “Fair Market Value” means as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock during normal trading hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for the Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

      “Non-Employee Director” means a person who as of any applicable date is a member of the Board and is not an officer or employee of the Company or any subsidiary of the Company.

      “Participant” means a Non-Employee Director who is granted a Stock Option hereunder.

      “Plan” means the 2005 Colgate-Palmolive Company Non-Employee Director Stock Option Plan as set forth herein and as hereinafter amended from time to time.

      “Retirement” means a Participant's retirement as a Non-Employee Director at or after age 65 with at least nine years of service as a member of the Board.

      “Stock Option” means a non-qualified option to purchase shares of Common Stock.

      “Termination of Directorship” means the date upon which any Participant ceases to be a member of the Board for any reason whatsoever.

      In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration.

      The Plan shall be administered by the Committee, which shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

SECTION 3. Stock Subject to Plan

      Subject to adjustment as provided herein, the total number of shares of Common Stock of the Company available for grant under the Plan shall be 400,000. Such number shall be increased by the number of Stock Options granted hereunder that terminate without exercise upon expiration, cancellation or otherwise.

      In the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event affecting the capital structure of the Company or a corporate transaction, such as any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, separation, including a spin-off, or other distribution of stock or property of the Company (including an extraordinary cash dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, or similar event affecting the Company or any of its subsidiaries or affiliates (a “Corporate Transaction”), the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and exercise price of shares subject to outstanding Stock Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number. In the case of Corporate Transactions, such adjustments may include, without limitation, the cancellation of outstanding Stock Options in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Stock Options, as determined by the the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock may receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Board that the value of Stock Option shall for this purpose be deemed to equal the excess, if any, of the value of such consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Stock Option shall conclusively be deemed valid). Notwithstanding the foregoing: (i) any adjustments made pursuant to this paragraph to Stock Options that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A; (ii) any adjustments made pursuant to this paragraph to Stock Options that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Stock Options either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A; and (iii) in any event, the Board shall not have the authority to make any adjustments pursuant to this paragraph to the extent the existence of such authority would cause a Stock Option that is not intended to be subject to Code Section 409A at the time of grant to be subject thereto.

SECTION 4. Eligibility.

      Only individuals who are Non-Employee Directors are eligible to be granted Stock Options under the Plan.

SECTION 5. Stock Options.

      (a) Each Non-Employee Director shall, on each 17th of February during such director's term or the first business day thereafter, automatically be granted a Stock Option to purchase 4,000 shares of Common Stock (the “Annual Grant Amount”) having an exercise price of 100% of the Fair Market Value of the Common Stock at the date of grant of such Stock Option. Notwithstanding the foregoing, if an individual becomes a Non-Employee Director after February 17th during a particular calendar year, he or she shall be granted for that year on the date of the first meeting of the Board following his or her election as a director, a Stock Option to purchase that number of shares of Common Stock equal to the product of (i) the Annual Grant Amount and (ii) the fraction obtained by dividing (x) the number of calendar months during such calendar year that such person will serve as a Non-Employee Director (counting any partial month as a full month) by (y) 12; provided that the product of (i) and (ii) shall be rounded up to the nearest whole number of shares.

      (b) In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on a given date, then all Non-Employee

Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares available for grant under the Plan.

      (c) Stock Options granted under the Plan shall be subject to the following terms and conditions in addition to those set forth above:

(i) Option Term. The term of each Stock Option shall be 10 years from the date the Stock Option is granted, or such shorter period of time as may be approved by the Board prior to or on the date of grant, subject to earlier termination as provided herein.

(ii) Exercisability. Stock Options shall be exercisable as follows:

(A) beginning on the first anniversary of the date of grant, for up to 33-1/3% of the shares of Common Stock covered by the Stock Option;

(B) beginning on the second anniversary of the date of grant, for up to 66-2/3% of such shares; and

(C) beginning on the third anniversary of the date of grant and thereafter until the expiration of the term of the Stock Option, for up to 100% of such shares.

Notwithstanding the foregoing, a Stock Option held by a Participant shall become immediately exercisable in full upon the death, Disability or Retirement of such Participant.

(iii) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. Payment in full or in part may also be made in the form of Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option.

No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, has given the representation described in Section 8(a).

(iv) Transferability of Stock Options. Stock Options shall be transferable, in whole or in part, by Participants (1) by will or by the laws of descent and distribution; (2) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder); or (3) as otherwise determined by the Board or duly appointed committee of the Board consisting of at least two Non-Employee Directors (provided that no such determination may be made that would cause grants of Stock Options or other transactions under the Plan to fail to be exempt under Section 16(b) of the Exchange Act or fail to qualify as a transaction exempt from registration under the Securities Act of 1933, as amended). Consideration may not be paid for the transfer of a Stock Option under any of the circumstances described in the preceding sentence. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the Participant to whom they were granted or by the guardian or legal representative of the Participant, or its alternative payee pursuant to a qualified domestic relations order, or the recipient of a transfer of such Stock Option permitted pursuant to clause (3) of the first sentence of this paragraph, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the Participant named in the option agreement and any permitted transferee thereof. In the event of any transfer of a Stock Option, notwithstanding anything to the contrary in this Plan, Termination of Directorship of the original Participant shall be determinative.

(v) Termination by Reason of Death, Disability or Retirement. If a Termination of Directorship occurs by reason of the death, Disability or Retirement of a Participant, any Stock Option held by such Participant may thereafter be exercised for a period of three years from the date of such Termination of Directorship or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(vi) Other Termination. If a Termination of Directorship occurs for Cause, any Stock Option held by such Participant shall thereupon terminate. If a Termination of Directorship occurs for any reason other than (x) for Cause or (y) due to the death, Disability or Retirement of a Participant, any Stock Option held by such Participant shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of three months from the date of such Termination of

Directorship or the balance of such Stock Option's term; provided, however, that if the Participant dies within such three-month period, any unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of three years from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(vii) Stock Options Not Intended to be Deferred Compensation. No Stock Option under the Plan is intended to be “deferred compensation” subject to Code Section 409A.

SECTION 6. Change of Control Provisions.

      (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any Stock Options outstanding as of the date such Change of Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

      (b) Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 6(b); or

(ii) A change in the composition of the Board such that the individuals who, as of the effective date of this Plan as set forth in Section 9 hereof, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 6(b), that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership derives from ownership of a 20% or more interest in the Outstanding Company

Common Stock or Outstanding Company Voting Securities that existed prior to the Corporate Transaction and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 7. Term, Amendment and Termination.

      The Plan will terminate on December 31, 2012. Under the Plan, Stock Options outstanding as of December 31, 2012 shall not be affected or impaired by the termination of the Plan.

      The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of an optionee under a Stock Option without the optionee's consent, except such an amendment made to cause the Plan to comply with applicable law, the rules of the Applicable Exchange or to qualify for the exemption provided by Rule 16b-3, or (b) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement or the rules of the Applicable Exchange.

      The Board may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, provided, however, (i) no such amendment shall impair the rights of a Participant without the Participant's consent except such an amendment which is necessary to cause any Stock Option or transaction under the Plan to comply with applicable law, the rules of the Applicable Exchange or any other applicable exchange or any accounting rule or to qualify, or to continue to qualify, for the exemption provided by Rule 16b-3 and (ii) in no event may any Stock Option granted under this Plan be amended, other than pursuant to Section 3, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Stock Option with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes or under the rules of the Applicable Exchange, as a “repricing” of such Stock Option, unless such amendment, cancellation or action is approved by the Company's stockholders.

SECTION 8. General Provisions.

      (a) Unless the shares have been registered under the Securities Act of 1933, as amended, each person purchasing or receiving shares of Common Stock pursuant to a Stock Option shall represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock without a view to the distribution thereof. The certificates for such shares of Common Stock shall include an appropriate legend to reflect the restrictions on transfer.

      (b) Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its Non-Employee Directors.

      (c) The Plan and all Stock Options awarded and actions taken with respect thereto shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 9. Effective Date of Plan.

      The Plan shall be adopted by the Board and be effective on January 13, 2005, subject to approval by the stockholders of the Company. Stock Options may be granted prior to such approval but are contingent upon such approval being obtained.

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS AND PROXY STATEMENT

             Printed on Recycled Paper

P R O X Y	COLGATE-PALMOLIVE COMPANY 300 Park Avenue, New York, NY 10022 Proxy Solicited by the Board of Directors for Annual Meeting on May 4, 2005
The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, JILL K. CONWAY and ELIZABETH A. MONRAD (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the annual meeting of stockholders of the Company to be held in New York, New York on May 4, 2005 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

ANNUAL MEETING
OF
COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

Wednesday, May 4, 2005
Marriott Marquis
10:00 a.m.
Broadway Ballroom
1535 Broadway
(45th Street and Broadway)
New York, NY 10036

•	Your vote is important to us. You may vote your proxy by Internet, telephone or mail. Please vote your proxy at your earliest convenience even if you plan to attend the meeting. Voting instructions appear on the reverse side of this card. Your vote is held in confidence by our outside tabulator, EquiServe Trust Company, N.A.

•	If you plan to attend the meeting, please fill out and mail separately the enclosed ticket request.

X	Please mark your votes as in this example.	0 1 2 4

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

	FOR	WITHHELD	Election of Directors, Nominees:		2. Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm	FOR	AGAINST	ABSTAIN

1. Election of Directors			01. J.K. Conway 02. R.E. Ferguson 03. E.M. Hancock 04. D.W. Johnson	05. R.J. Kogan 06. D.E. Lewis 07. R. Mark 08. E.A. Monrad
FOR, except vote withheld from the following nominee(s):

3. Approval of the Company's 2005 Employee Stock Option Plan

4. Approval of the Company's 2005 Non-Employee Director Stock Option Plan

The Board of Directors recommends a vote AGAINST Item 5.
					5. Stockholder Proposal on Executive Compensation	FOR	AGAINST	ABSTAIN

SIGNATURE (S)				DATE
NOTE:				Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE
•	Vote by Internet—www.eproxyvote.com/cl

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 3, 2005. Have your proxy card in hand when you access the web site and follow the instructions that appear on the web site.

•	Vote by Phone—1-877-779-8683

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 3, 2005. Have your proxy card in hand when you call and then follow the simple instructions you are given.

•	Vote by Mail

Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

COLGATE-PALMOLIVE CHILE ONE PLUS ONE SAVINGS PLAN	COLGATE-PALMOLIVE PR SAVINGS AND INVESTMENT PLAN

COLGATE-PALMOLIVE FRANCE STOCK/SAVINGS PLAN	COLGATE-PALMOLIVE COMPAÑIA STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE GERMANY STOCK/SAVINGS PLAN	COLGATE-PALMOLIVE, C.A. STOCK PLAN

COLGATE-PALMOLIVE PHILS., INC. STOCK/SAVINGS PLAN	COLGATE-PALMOLIVE MALAYSIA EMPLOYEE STOCK OWNERSHIP PLAN
To: Plan Participants

         As a participant in one of the Plans listed above, you may direct the manner in which shares of Colgate-Palmolive Company Common Stock allocable to your interest in the Colgate-Palmolive Stock Fund established under such Plan shall be voted by the Trustee at the annual meeting of stockholders of Colgate-Palmolive Company to be held in New York, New York on May 4, 2005 or at any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a signed card is not returned, shares allocable to your interest in the Colgate-Palmolive Stock Fund will be voted in the same proportion as shares for which instruction cards are received.

(Continued and to be signed on other side.)
FOLD AND DETACH HERE

X	Please mark your votes as in this example.	3 8 4 3

This proxy when properly executed will be voted by the Trustee in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

	FOR	WITHHELD	Election of Directors, Nominees:		2. Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm	FOR	AGAINST	ABSTAIN

1. Election of Directors			01. J.K. Conway 02. R.E. Ferguson 03. E.M. Hancock 04. D.W. Johnson	05. R.J. Kogan 06. D.E. Lewis 07. R. Mark 08. E.A. Monrad
FOR, except vote withheld from the following nominee(s):

3. Approval of the Company's 2005 Employee Stock Option Plan

4. Approval of the Company's 2005 Non-Employee Director Stock Option Plan

The Board of Directors recommends a vote AGAINST Item 5.
					5. Stockholder Proposal on Executive Compensation	FOR	AGAINST	ABSTAIN

SIGNATURE (S)				DATE
NOTE:				Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	If voting by proxy, the Trustee is directed to authorize the Proxy Committee to vote, in its discretion, upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE
•	Vote by Internet—www.eproxyvote.com/cla

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 3, 2005. Have your proxy card in hand when you access the web site and follow the instructions that appear on the web site.

•	Vote by Phone—201-536-8073

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 3, 2005. Have your proxy card in hand when you call and then follow the simple instructions you are given. The Company will pay all telephone charges.

•	Vote by Mail

Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

COLGATE-PALMOLIVE AUSTRALIA EMPLOYEE SHARE SCHEME COLGATE-PALMOLIVE DOMINICAN REPUBLIC STOCK/SAVINGS PLAN COLGATE-PALMOLIVE U.K. STOCK/SAVINGS PLAN COLGATE-PALMOLIVE IRELAND SHARE PARTICIPATION SCHEME

To: Plan Participants

As a participant in one of the Plans listed above, you may direct the manner in which shares of Colgate-Palmolive Company Common Stock allocable to your interest in the Colgate-Palmolive Stock Fund established under such Plan shall be voted by the Trustee at the annual meeting of stockholders of Colgate-Palmolive Company to be held in New York, New York on May 4, 2005 or at any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a signed card is not returned, shares allocable to your interest in the Plan will not be voted.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

X	Please mark your votes as in this example.	5 6 3 0

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted by the Trustee in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

	FOR	WITHHELD	Election of Directors, Nominees:		2. Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm	FOR	AGAINST	ABSTAIN

1. Election of Directors			01. J.K. Conway 02. R.E. Ferguson 03. E.M. Hancock 04. D.W. Johnson	05. R.J. Kogan 06. D.E. Lewis 07. R. Mark 08. E.A. Monrad
FOR, except vote withheld from the following nominee(s):

3. Approval of the Company's 2005 Employee Stock Option Plan

4. Approval of the Company's 2005 Non-Employee Director Stock Option Plan

The Board of Directors recommends a vote AGAINST Item 5.
					5. Stockholder Proposal on Executive Compensation	FOR	AGAINST	ABSTAIN

SIGNATURE (S)				DATE
NOTE:				Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	If voting by proxy, the Trustee is directed to authorize the Proxy Committee to vote, in its discretion, upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE
•	Vote by Internet—www.eproxyvote.com/cla

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 3, 2005. Have your proxy card in hand when you access the web site and follow the instructions that appear on the web site.

•	Vote by Phone—201-536-8073

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 3, 2005. Have your proxy card in hand when you call and then follow the simple instructions you are given. The Company will pay all telephone charges.

•	Vote by Mail

Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

COLGATE-PALMOLIVE CANADA INC. Stock/Savings Plan Proxy Solicited by the Board of Directors of Colgate-Palmolive Company for Annual Meeting on May 4, 2005

The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, JILL K. CONWAY and ELIZABETH A. MONRAD (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the annual meeting of stockholders of the Company to be held in New York, New York on May 4, 2005 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

X	Please mark your votes as in this example.	5 6 3 8

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

	FOR	WITHHELD	Election of Directors, Nominees:		2. Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm	FOR	AGAINST	ABSTAIN

1. Election of Directors			01. J.K. Conway 02. R.E. Ferguson 03. E.M. Hancock 04. D.W. Johnson	05. R.J. Kogan 06. D.E. Lewis 07. R. Mark 08. E.A. Monrad
FOR, except vote withheld from the following nominee(s):

3. Approval of the Company's 2005 Employee Stock Option Plan

4. Approval of the Company's 2005 Non-Employee Director Stock Option Plan

The Board of Directors recommends a vote AGAINST Item 5.
					5. Stockholder Proposal on Executive Compensation	FOR	AGAINST	ABSTAIN

SIGNATURE (S)				DATE
NOTE:				Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE
•	Vote by Internet—www.eproxyvote.com/cl

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 3, 2005. Have your proxy card in hand when you access the web site and follow the instructions that appear on the web site.

•	Vote by Phone—1-877-779-8683

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 3, 2005. Have your proxy card in hand when you call and then follow the simple instructions you are given.

•	Vote by Mail

Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

P R O X Y	COLGATE-PALMOLIVE COMPANY EMPLOYEES SAVINGS AND INVESTMENT PLAN
To: Plan Participants
As a participant in the above Plan, you may direct the manner in which shares of Company Common Stock and/or Convertible Preference Stock allocable to your interest in the Trust Funds established under such Plan shall be voted by the appropriate Trustee at the annual meeting of stockholders to be held in New York, New York on May 4, 2005 or at any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a signed card is not returned, shares allocable to your interest in the Plan may be voted in the same proportion as shares for which instruction cards are received.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

ANNUAL MEETING
OF
COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

Wednesday, May 4, 2005

Your vote is important to us. You may vote your proxy by Internet, telephone or mail. Please vote your proxy at your earliest convenience. Voting instructions appear on the reverse side of this card. Your vote is held in confidence by our outside tabulator, EquiServe Trust Company, N.A.

X	Please mark your votes as in this example.	4 0 6 1

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted by the Trustee in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

	FOR	WITHHELD	Election of Directors, Nominees:		2. Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm	FOR	AGAINST	ABSTAIN

1. Election of Directors			01. J.K. Conway 02. R.E. Ferguson 03. E.M. Hancock 04. D.W. Johnson	05. R.J. Kogan 06. D.E. Lewis 07. R. Mark 08. E.A. Monrad
FOR, except vote withheld from the following nominee(s):

3. Approval of the Company's 2005 Employee Stock Option Plan

4. Approval of the Company's 2005 Non-Employee Director Stock Option Plan

The Board of Directors recommends a vote AGAINST Item 5.
					5. Stockholder Proposal on Executive Compensation	FOR	AGAINST	ABSTAIN

SIGNATURE (S)				DATE
NOTE:				Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	If voting by proxy, the Trustee is directed to authorize the Proxy Committee to vote, in its discretion, upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE
•	Vote by Internet—www.eproxyvote.com/cl

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 3, 2005. Have your proxy card in hand when you access the web site and follow the instructions that appear on the web site.

•	Vote by Phone—1-877-779-8683 from U.S. or Canada/outside of these areas, call 201-536-8073

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 3, 2005. Have your proxy card in hand when you call and then follow the simple instructions you are given. The Company will pay all telephone charges.

•	Vote by Mail

Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

COLGATE-PALMOLIVE (HELLAS) S.A.I.C.
STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE, S.A. DE C.V.
RETIREMENT/PENSION PLAN AND
SENIORITY PREMIUM

COLGATE-PALMOLIVE (POLAND) SP. Z O.O
GLOBAL STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE ARGENTINA S.A.
“MÁS POR VOS”	COLGATE-PALMOLIVE
INDÚSTRIA E COMÉRCIO LTDA.
STOCK ACQUISITION PLAN

COLGATE-PALMOLIVE (C.A.) INC.
COSTA RICA STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE (C.A.) INC.
EL SALVADOR STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE (C.A.) INC.
GUATEMALA STOCK/SAVINGS PLAN	COLGATE-PALMOLIVE (C.A.) INC.
HONDURAS STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE (C.A.) INC.
NICARAGUA STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE (C.A.) INC.
PANAMA STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE THAILAND
STOCK/SAVINGS PLAN

Proxy Solicited by the Board of Directors of Colgate-Palmolive Company for Annual Meeting on May 4, 2005

The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, JILL K. CONWAY and ELIZABETH A. MONRAD (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the annual meeting of stockholders of the Company to be held in New York, New York on May 4, 2005 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

X	Please mark your votes as in this example.	5 6 8 9

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

	FOR	WITHHELD	Election of Directors, Nominees:		2. Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm	FOR	AGAINST	ABSTAIN

1. Election of Directors			01. J.K. Conway 02. R.E. Ferguson 03. E.M. Hancock 04. D.W. Johnson	05. R.J. Kogan 06. D.E. Lewis 07. R. Mark 08. E.A. Monrad
FOR, except vote withheld from the following nominee(s):

3. Approval of the Company's 2005 Employee Stock Option Plan

4. Approval of the Company's 2005 Non-Employee Director Stock Option Plan

The Board of Directors recommends a vote AGAINST Item 5.
					5. Stockholder Proposal on Executive Compensation	FOR	AGAINST	ABSTAIN

SIGNATURE (S)				DATE
NOTE:				Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE
•	Vote by Internet—www.eproxyvote.com/cla

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 3, 2005. Have your proxy card in hand when you access the web site and follow the instructions that appear on the web site.

•	Vote by Phone—201-536-8073

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 3, 2005. Have your proxy card in hand when you call and then follow the simple instructions you are given. The Company will pay all telephone charges.

•	Vote by Mail

Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.